                                                                   EXHIBIT 99(i)

                                  THE HARTFORD
                           INVESTMENT AND SAVINGS PLAN

               (As Amended and Restated effective January 1, 1999)

                               ------------------

                                PLAN INFORMATION
                                -----------------


                        THIS DOCUMENT CONSTITUTES PART OF
                      A PROSPECTUS COVERING SECURITIES THAT
                         HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.

                                -----------------


                           2,500,000 Shares of Common Stock, $.01 per share par value, of The Hartford Financial Services Group, Inc.; 2,500,000 shares of Class A Common Stock, $.01 per share par value, of Hartford Life, Inc. and interests in the Plan are offered pursuant to the Plan as described herein.

                                -----------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                                -----------------

      FOR NORTH CAROLINA RESIDENTS:

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

      REV. JANUARY 1, 1999

         Additional information about the Plan and its administration may be obtained by writing the Manager of Savings Plan Administration, The Hartford Financial Services Group, Inc. ("The Hartford"), Hartford Plaza, Hartford, Connecticut, 06115 or telephoning the Manager at (860) 547-5361.

         The following documents are incorporated by reference into this prospectus and shall be a part hereof from the date of filing such documents:
(1) the latest annual report on Form 10-K of The Hartford and the Plan's latest annual report on Form 11-K filed with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (2) the registration statement of Hartford Life, Inc. ("Hartford Life") on Form 10/A, Amendment No. 1, dated May 16, 1997, filed with the Commission pursuant to Section 12(b) of the Exchange Act; (3) the description of The Hartford's common stock and of Hartford Life's Class A common stock contained in a registration statement filed under the Exchange Act, and any amendment or report filed to update such description; and
(4) all documents filed with the Commission by The Hartford, the Plan, or Hartford Life, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, since the end of the fiscal years covered by such Forms 10-K, 11-K and Form 10/A, Amendment No. 1 referred to above, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectus shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus. Any such document, as well as The Hartford's and Hartford Life's most recent annual report to shareholders and any other report or communication distributed to The Hartford's and Hartford Life's shareholders generally, may be obtained without charge by oral or written request to the Manager of Savings Plan Administration, The Hartford.

TABLE OF CONTENTS





THE HARTFORD INVESTMENT AND SAVINGS PLAN

Article                                                                                                 Page
-------                                                                                                 ----
One               Introduction and Purpose..........................................................    1
Two               Definitions.......................................................................    2
Three             Membership........................................................................    14
Four              Member Contributions..............................................................    15
Five              Company Contributions.............................................................    18
Six               IRS Limits on Member Savings and Company Contributions ...........................    24
Seven             Credits to Member Accounts; Asset Valuation and Allocation .......................    29
Eight             Investment of Contributions in Investment Funds...................................    30
Nine              Member Loans Before Termination of Employment ....................................    35
Ten               Member Withdrawals Before Termination of Employment ..............................    38
Eleven            Distribution From Accounts........................................................    41
Twelve            Qualified Domestic Relations Orders...............................................    46
Thirteen          General Matters Relating to Committees ...........................................    48
Fourteen          Administration of Plan-Pension Administration Committee ..........................    50
Fifteen           Management of Funds- Pension Fund Trust & Investment Committee ...................    51
Sixteen           Hardship Withdrawals- Hardship Committee..........................................    52
Seventeen         General and Administrative Provisions.............................................    52
Appendix A        ..................................................................................    55
Additional Plan Information.........................................................................    56
Investment Experience...............................................................................    56
Additional Fund Information.........................................................................    56
Summary of Federal Income and Estate Tax Rules .....................................................    57

                                  THE HARTFORD
                           INVESTMENT AND SAVINGS PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999)

                                   ARTICLE ONE
                            INTRODUCTION AND PURPOSE

1.1 INTRODUCTION. The Hartford Investment and Savings Plan (the "Plan") was established effective December 19, 1995 to cover employees of The Hartford and Hartford Fire. The Hartford was spun-off from ITT Corporation effective December 19, 1995. The Plan was amended and restated effective January 1, 1997. Effective as of the IPO Date, Hartford Life was designated as a Participating Corporation for purposes of the Plan.

This Plan shall maintain account balances transferred from the ITT Investment and Savings Plan for Salaried Employees (the "Pre-Distribution ITT Plan") which had been maintained by Pre-Distribution ITT through December 18, 1995 for members who became employees of Hartford Fire on the Distribution Date and for certain deferred members whose last services for Pre-Distribution ITT were performed for an insurance business of Pre-Distribution ITT. Certain of these members, prior to May 9, 1989, were members in the Investment and Savings Plan for Salaried Employees of Hartford Fire Insurance Company (the "Hartford Plan"). The Hartford Plan was merged into the Pre-Distribution ITT Plan effective on May 9, 1989.

Participation in the Plan is available, as set forth herein, to eligible employees of The Hartford and Hartford Fire, Hartford Life, and of such other companies affiliated therewith as may become participating companies under the Plan. A quarterly statement is sent to each member of the Plan reflecting the status of his or her Accounts under the Plan as of the end of each calendar quarter.

The Plan is a defined contribution plan under ERISA, and as such is subject to the provisions of Titles I, II and III, but not Title IV, thereof. Titles I, II and III include requirements for covered plans governing reporting, disclosure, participation, vesting, fiduciary responsibility and enforcement. Title IV provides for plan termination insurance by the Federal government's Pension Benefit Guaranty Corporation. This insurance does not apply to defined contribution plans such as the Plan.

The Bankers Trust Company, New York, New York is the Trustee with respect to the Plan.

1.2 PURPOSE. The purpose of the Plan is to (A) supplement retirement income by encouraging employees to save on a regular and long-term basis; (B) provide employees with ownership of The Hartford and Hartford Life securities; (C) provide additional financial resources for emergencies and financial hardships; and (D) offer employees additional incentives to continue their careers with The Hartford.

1.3 PROSPECTUS. The Plan (as amended) is included as part of the Prospectus.

1.4 TAX QUALIFICATION. For purposes of qualification under Section 401(a) of the Internal Revenue Code, the Plan includes a savings plan portion and a stock bonus portion. The stock bonus portion consists of assets related to the leveraged employee stock ownership plan in effect from 1989 through the Distribution Date under the Pre-Distribution ITT Plan, and Floor Company Contributions made by The Hartford.


                                   ARTICLE TWO
                                   DEFINITIONS

"ACCOUNTS" means, with respect to any Member or Deferred Member, his or her Basic Investment Account, Supplemental Investment Account, Company Contribution Account, Rollover Account and ESOP Account.

"ACTUAL CONTRIBUTION PERCENTAGE" means the average of the ratios, calculated separately for each applicable Employee, of (A) the sum of the After-Tax Savings and Matching Company Contributions made for a Plan Year to (B) the Employee's Compensation for that Plan Year. Such Actual Contribution Percentage shall be computed to the nearest one-hundredth of one percent of the Employee's Compensation. The non-Highly Compensated Employee Actual Contribution Percentage shall be determined based on the immediately preceding Plan Year while the Highly Compensated Employee Actual Contribution Percentage shall be determined for the then current Plan Year, and Salary shall exclude compensation paid to the Employee while he or she is not a Member.

"ACTUAL DEFERRAL PERCENTAGE" means the average of the ratios, calculated separately for each applicable Employee, of (A) the amount of Before-Tax Savings made on the Employee's behalf for a Plan Year to (B) the Employee's Compensation for that Plan Year. Such Actual Deferral Percentage shall be computed to the nearest one-hundredth of one percent of the Employee's Compensation. The non-Highly Compensated Employee Actual Deferral Percentage shall be determined based on the immediately preceding Plan Year while the Highly Compensated Employee Actual Deferral Percentage shall be determined for the then current Plan Year, and Salary shall exclude compensation paid to the Employee while he or she is not a Member, and thus shall exclude compensation paid for periods before the Distribution Date.

"AFTER-TAX SAVINGS" means savings made by a Member under Section 4.2, and includes both Basic After-Tax Savings and Supplemental After-Tax Savings.

"BASIC AFTER-TAX INVESTMENT ACCOUNT" means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Basic After-Tax Savings and any investment earnings and gains or losses thereon.

"BASIC AFTER-TAX SAVINGS" means the contributions made by a Member which are credited to his or her Basic After-Tax Investment Account in accordance with
Section 4.2(B)(i).

"BASIC BEFORE-TAX INVESTMENT ACCOUNT" means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to Basic Before-Tax Savings and any investment earnings and gains or losses thereon.

"BASIC BEFORE-TAX SAVINGS" means the contributions made on a Member's behalf which are credited to his or her Basic Before-Tax Investment Account in accordance with Section 4.1(B)(i).

"BASIC INVESTMENT ACCOUNT" means that portion of the Trust Fund which, with respect to any Member or Deferred Member, includes his or her Basic Before-Tax Investment Account and his or her Basic After-Tax Investment Account.

"BASIC SAVINGS" means the Basic After-Tax Savings contributed by a Member and the Basic Before-Tax Savings contributed on a Member's behalf.

"BEFORE-TAX SAVINGS" means savings made by a Member under Section 4.1, and includes both Basic Before-Tax Savings and Supplemental Before-Tax Savings.

"BENEFICIARY" means such beneficiary or beneficiaries as may be designated from time to time by the Member or Deferred Member, on a form provided by the Plan Administrator for such purpose, to receive, in the event of the Member's or Deferred Member's death, the value of his or her Accounts at the time of death. Except as hereinafter provided, in the case of a Member or Deferred Member who is married, the Beneficiary shall be the Member's or Deferred Member's spouse, unless such spouse consents, in writing, on a form witnessed by a notary public to the designation of another person as Beneficiary. A Deferred Member who is an alternate payee designated as such pursuant to a qualified domestic relations order may not, however, name a spouse as a Beneficiary. In the case of a Member or Deferred Member who incurs a divorce under applicable State law prior to commencing benefits under the Plan, such Member's or Deferred Member's designation of Beneficiary shall remain valid unless otherwise provided in a qualified domestic relations order (as described in Article Twelve of the Plan) or unless such Member or Deferred Member changes his or her Beneficiary or is subsequently remarried.

"BOARD OF DIRECTORS" means the Board of Directors of Hartford Fire Insurance Company or of any successor, by merger, purchase or otherwise.

"BREAK IN SERVICE" means a one-year period in which an employee has less than 501 Hours Worked, which shall be treated as commencing on the date of severance from Service.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto.

"COMPANY" means The Hartford and Hartford Fire, as constituted on the Distribution Date, or any successor, by merger, purchase or otherwise with respect to their Employees, any Participating Division with respect to its Employees and any Participating Corporation with respect to its Employees.

"COMPANY CONTRIBUTIONS" means Matching Company Contributions and Floor Company Contributions made under Article Five, and Matching Company Contributions made before 1990 under the Pre-Distribution ITT Plan.

"COMPANY CONTRIBUTION ACCOUNT" means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to (A) Matching Company Contributions made under Article Five, (B) Floor Company Contributions made under Article Five, (C) Matching Company Contributions made for periods before 1990 under the Pre-Distribution ITT Plan, (D) any contributions and investment earnings thereon made on his or her behalf and transferred to the Trust Fund pursuant to a Prior Plan Transfer, and (E) any investment earnings and gains or losses on any of the aforementioned amounts.

"COMPENSATION" means total wages and other compensation paid to or for the Member as reported on the Member's Form W-2, Wage and Tax Statement, plus elective contributions under Code Sections 401(k) and 125, provided that for purposes of Section 6.4, Compensation means Compensation as defined in Code
Section 415.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Member taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit, such compensation to be measured for each individual from the beginning of each calendar year, regardless of whether such individual has become a Member pursuant to Article Three or elects to contribute Savings under Article Four. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined beginning in such calendar year.

Any reference in this Plan to the limitation under Code Section 401(a)(17) means the OBRA '93 annual compensation limit set forth in this provision.

"DEFERRED MEMBER" means (A) a Member who has terminated employment with the Company and whose Vested Share will be deferred in accordance with Article Eleven, (B) the spouse Beneficiary of a deceased Member or Deferred Member, or (C) an alternate payee designated as such pursuant to a domestic relations order as qualified by the Plan, and shall include both a Hartford Fire Deferred Member and a Hartford Life Deferred Member.

"DISABILITY" means, with respect to a Member, the total disability of such Member that results in the Member qualifying for benefits under the Hartford Fire Insurance Company Long Term Disability Plan for Salaried Employees or a similar disability plan sponsored by the Company. If a Member qualifies for benefits under such plan, then he or she shall be deemed to be totally disabled as determined by the insurance company that administers such plan. If a Member does not qualify for benefits under such plans, then he or she shall be deemed to be totally disabled if his or her disability meets the definition of total disability set forth in such a plan, as determined by the Plan Committee. For purposes of this Plan, the effective date of disability shall be the later of the date of disability as defined in the applicable disability plan or the date on which the applicable insurance company issues its determination of total disability. If a Member is deemed to be totally disabled as provided herein, he or she shall also be deemed to have incurred a Termination of Employment with the Company and its affiliated corporations as of such date.

"DISTRIBUTION DATE" means December 19, 1995.

"EFFECTIVE DATE" means the Distribution Date with respect to those Participating Corporations and Participating Divisions that began their participation in the Plan on such date; "Effective Date" with respect to any other Participating Corporation or Participating Division shall mean the date as of which such Participating Corporation or Participating Division begins its participation in the Plan. The Pre-Distribution ITT Plan was originally effective as of April 1, 1974. Hartford Life was designated as a Participating Corporation effective as of the IPO Date.

"EMPLOYEE" means any person regularly employed by the Company as a salaried or regular hourly employee. However, except as the Board of Directors or the Plan Committee, pursuant to authority delegated to it by the Board of Directors, may otherwise provide on a basis uniformly applicable to all persons similarly situated, and, except as specified in Section 2.42 below, no person shall be an "Employee" for purposes of the Plan:

         (A) who is covered for current service under a retirement plan of the Company or any of its affiliated Companies other than the Hartford Fire Insurance Company Retirement Plan for U.S. Employees, or any other Plan specified by the Board of Directors from time to time,

         (B) whose terms and conditions of employment are determined by a collective bargaining agreement with the Company which does not make this Plan applicable to him or her,

         (C) who is eligible for participation in the Hartford Fire Insurance Company Retirement Savings Plan, Hartford Fire Insurance Company Deferred Profit Sharing Plan, and Hartford Fire Insurance Company Employee Profit Sharing Plan or any successor plan (such plans being maintained by certain Canadian affiliates of the Company), or

         (D) who is a leased employee as defined in Code Section 414(n).

         (E) who is classified by the Company as an independent contractor (regardless of how such person is characterized by the Internal Revenue Service or any other federal, state or local governmental agency for income or wage tax purposes or for any other purpose)."

If an individual does not qualify as an Employee as defined above or is otherwise ineligible to participate in the Plan, and such individual is later required by a court or government agency to be classified as an employee of the Company, such individual shall not be eligible to participate in the Plan, notwithstanding such classification, unless and until designated as a Member by the Plan Administrator, and if so designated, the participation of such individual in the Plan shall be prospective only.

"ENROLLMENT DATE" means the first day of any payroll period that begins on or after the date an Employee satisfies the membership requirements set forth in Article Three.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ESOP ACCOUNT" means that portion of the Trust Fund which, with respect to any Member or Deferred Member, is attributable to allocations made under the employee stock ownership plan portion of the Pre-Distribution ITT Plan.

"FLOOR COMPANY CONTRIBUTION" means a contribution made on or after the Distribution Date pursuant to Section 5.2.

"HARDSHIP COMMITTEE" means the Hardship Committee established hereunder for the purposes set forth in Article Fourteen.

"HARTFORD FIRE" means Hartford Fire Insurance Company or a successor by merger, purchase or otherwise with respect to its employees. Hartford Fire is the sponsor of the Plan.

"HARTFORD FIRE DEFERRED MEMBER" means any person who is a Deferred Member and who is not also a Hartford Life Deferred Member.

"HARTFORD FIRE MEMBER" means a person principally employed by Hartford Fire who becomes a Member as provided in Article Three.

HARTFORD FIRE PLAN" means the Investment and Savings Plan of Hartford Fire Insurance Company as in effect on May 8, 1989.

"HARTFORD LIFE" means Hartford Life, Inc. (a Delaware corporation), as constituted on the IPO Date, and Hartford Life and Accident Insurance Company, or a successor of either of the foregoing by merger, purchase or otherwise with respect to their Employees, both of which are affiliated with The Hartford, and with Hartford Fire, the sponsor of this Plan.

"HARTFORD LIFE DEFERRED MEMBER" means a person who was a Hartford Life Member on the date of such person's Termination of Employment, and any other Deferred Member whose rights under the Plan are derived from such a Hartford Life Member.

"HARTFORD LIFE MEMBER" means a person principally employed by Hartford Life who becomes a Member as provided in Article Three.

"HARTFORD LIFE STOCK" shall mean the Class A common stock of Hartford Life, Inc., par value $.01 per share.

"HIGHLY COMPENSATED MEMBER" shall mean, with respect to any Plan Year any Member who (A) in the Plan Year or the immediately preceding Plan Year was a five percent owner, or (B) in the immediately preceding Plan Year earned annual Compensation from the Company or an affiliated company which exceeds a dollar amount that is indexed annually and is determined pursuant to Code Section 414(q)(1)(B), which amount shall be adjusted at the same time and in the same manner as the dollar limit on benefits under a defined benefit plan is adjusted pursuant to Code Section 415(d).

"HOURS WORKED" means hours for which an Employee is compensated whether or not he or she has worked, such as paid holidays, paid vacation, paid sick leave and paid time off, and back pay for the period for which it was awarded, and each such hour shall be computed as only one hour, even though he or she is compensated at more than the straight time rate. With respect to any period for which an Employee is compensated but has not worked, hours counted shall be included on the basis of the Employee's normal work-day or work-week. This definition of Hours Worked shall be applied in compliance with 29 Code of Federal Regulations Section 2530.200b-2(b) and (c), as promulgated by the United States Department of Labor, in a consistent and nondiscriminatory manner.

"INVESTMENT FUNDS" means the funds approved by the Pension Fund Trust and Investment Committee from time to time, in which contributions permitted by the Plan may be invested.

"IPO" means the initial public offerings of Hartford Life Stock.

"IPO DATE" means May 22, 1997, the date of consummation of the IPO.

"IRS" means the Federal Internal Revenue Service.

"LIMITATION YEAR" means the calendar year.

"LOAN VALUATION DATE" means the business day on which a Member's properly completed application for a loan under the Plan is made in the form or manner required by the Savings Plan Administrator.

"MATCHING COMPANY CONTRIBUTION" means a contribution made pursuant to Section
5.1.

"MEMBER" shall mean any person who has become a Member as provided in Article Three, and shall include both a Hartford Fire Member and a Hartford Life Member.

"MINIMUM COMPANY CONTRIBUTION" means any contribution made by the Company under the Section 5.3.

"NON-U.S. CITIZEN EMPLOYEE" means any person who qualifies as an "Employee" as defined in this Plan (except for any portion of such definition relating to payment from a United States payroll), and who is:

         (A) not a citizen of the United States,

         (B) paid from a payroll maintained in the continental United States, Hawaii, Puerto Rico or the U.S. Virgin Islands, and

         (C) employed by the Company in a permanent position (as distinguished from a temporary assignment) in the continental United States, Hawaii, Puerto Rico or the U.S. Virgin Islands, even though such person may be covered under a retirement plan of the Company other than those enumerated in the definition of "Employee" contained in this Plan, provided that upon reassignment outside the continental U.S., Hawaii, Puerto Rico or the U.S. Virgin Islands the participation of such person shall cease. Notwithstanding the foregoing, (i) the hire or assignment on or after January 1, 1993 of a Non-U.S. Citizen Employee who is participating in such other Company retirement plan to a position in the continental United States, Hawaii, Puerto Rico or the U.S. Virgin Islands at a Participating Corporation or a Participating Division, is deemed to be the hiring or assignment for a permanent position, for purposes of eligibility for Plan membership, from and after the date on which the Employee has been in such position for a period of thirty-six consecutive months, and (ii) the hire or assignment on or after January 1, 1995 of a Non-U.S. citizen Employee who is participating in such other Company retirement plan and immediately preceding such hire or assignment participated in Hartford Fire Insurance Company Retirement Savings Plan, Hartford Fire Insurance Company Deferred Profit Sharing Plan and Hartford Fire Insurance Company Employees Profit Sharing Plan (such plans being maintained for certain Canadian affiliates of The Hartford) to a position in the continental United States, Hawaii, Puerto Rico or the U.S. Virgin Islands at a Participating Corporation or a Participating Division, is deemed to be the hiring or assignment for a permanent position, for purposes of eligibility for Plan membership.

"PARTICIPATING CORPORATION" means any affiliate of Hartford Fire which, by action of the Board of Directors (or by an officer of Hartford Fire under authority delegated by the Board of Directors) has been designated as a Participating Corporation in the Plan as to all of its employees, or as to the employees of one or more of its operating or other units, and whose Board of Directors has adopted this Plan.

"PARTICIPATING DIVISION" means any division or unit of Hartford Fire or an affiliate of Hartford Fire which, by action of the Board of Directors (or by an officer of Hartford Fire under authority delegated by the Board of Directors) has been designated as a Participating Division or Unit in this Plan as to all of its employees, or as to the employees of one or more of its operating subdivisions or other sub-units, and in the case of a division or unit of an affiliate of Hartford Fire, the Board of Directors of such affiliate has adopted this Plan on behalf of such division or unit. .

"PENSION ADMINISTRATION COMMITTEE" means the Committee established hereunder for the purposes of administering the Plan as provided in Article Fourteen.

"PENSION FUND TRUST AND INVESTMENT COMMITTEE" means the Committee established hereunder for the purposes of managing the investment of Plan assets as set forth in Article Fifteen.

"PLAN" means The Hartford Investment and Savings Plan, as set forth herein or as amended from time to time.

"PLAN ADMINISTRATOR" (formerly referred to as the Savings Plan Administrator) means the administrator for the Plan at its offices at Hartford Plaza, Hartford, CT 06115.

"PLAN YEAR" means (A) for Plan Years beginning before January 1, 1997, the 12-month period beginning on January 1, and ending on December 31, (B) for the Plan Year beginning on January 1, 1997, the period beginning on January 1, 1997 and ending on December 30, 1997, or (C) for Plan Years beginning after December 30, 1997, the 12-month period beginning on December 31 and ending on December 30.

"PRE-DISTRIBUTION ITT" means ITT Corporation (a Delaware corporation), as constituted on the day before the Distribution Date.

"PRE-DISTRIBUTION ITT PLAN" means the ITT Investment and Savings Plan For Salaried Employees, as in effect on the day before the Distribution Date.

"PRINCIPAL EMPLOYMENT DATE" means the first day of the first payroll period following the date a person becomes principally employed by the Company.

"PRIOR PLAN TRANSFER" means that portion of a Company Contribution Account or Supplemental Investment Account that is attributable to amounts transferred from the trust of a qualified profit sharing or other defined contribution plan previously in effect at a Participating Corporation or Participating Division to the extent permitted by Article Four.

"QDRO" means an order determined to be a qualified domestic relations order under Article Twelve.

"RETIREMENT" means early or normal retirement under the Hartford Fire Insurance Company

Retirement Plan for U.S. Employees, or any other Plan specified by the Board of Directors from time to time, as such Plan may be amended from time to time, provided such retirement results in the Member's separation from the employment of the Company. Normal retirement may be elected under the above-stated Retirement Plans on or after the first day of the calendar month coincident with or next following the 65th anniversary of an Employee's birth and completion of one year of service. Early retirement may be elected at any time after the 50th anniversary of an Employee's birth, provided service requirements specified in the stated Retirement Plans are met. "Retirement" for Members not covered by the above stated Retirement Plans shall mean separation from service on or after attaining age 65.

"ROLLOVER ACCOUNT" means the portion of the Trust Fund which, with respect to a Member or Deferred Member, is attributable to Rollover Contributions and any investment earnings and gains or losses thereon.

"ROLLOVERS"  means the rollover contributions permitted by Article Four.

"SALARY" means an Employee's compensation from the Company at his or her base rate, excluding any compensation deferred under a deferred compensation plan, and determined before any election by the Member pursuant to Section 4.1(A) hereof and before any election by the Member under Code Section 125, excluding any overtime, bonus, foreign service allowance or any other form of compensation, except to the extent otherwise deemed "Salary" for purposes of the Plan under such nondiscriminatory rules as may be adopted by the Pension Administration Committee with respect to all Members or any particular Participating Company or Participating Division.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual salary of each Member taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit, such compensation to be measured for each individual from the beginning of each calendar year, regardless of whether such individual has become a Member pursuant to Article Three or elects to contribute Savings under Article Four. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury to reflect cost-of-living adjustments in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which salary is determined beginning in such calendar year. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

"SAVINGS" means Before-Tax Savings and After-Tax Savings permitted under Article Four.

"SERVICE" means the period of elapsed time beginning on the date a person becomes an Employee of the Company or any subsidiary, affiliate or predecessor of the Company, and ending on his or her most recent severance date, which shall be the earlier of (A) the date he or she quits, is discharged, retires or dies or (B) the first anniversary of the date on which he or she is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff or leave of absence. If Service is interrupted for maternity or paternity reasons, meaning an interruption of Service by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee or (iii) the placement of a child with the Employee by reason of adoption, or for purposes of caring for a newborn child of the Employee immediately following the birth or adoption of the newborn, then the date of severance from Service shall be the earlier of (a) the date he or she quits, is discharged, retires or dies, or (b) the second anniversary of the date on which he or she is first absent from service. If an Employee terminates and is later reemployed within 12 months of (I) his or her date of termination or (II) the first day of an absence from service immediately preceding his or her date of termination, if earlier, the period between his or her severance date and his or her date of reemployment shall be included in his or her Service. With respect to Service for purposes of the vesting schedule in Section 5.3, if an Employee terminates and is later reemployed after 12 or more months have elapsed since his or her severance date, the period of service prior to his or her severance date shall be included in his or her Service.

Under the circumstances hereinafter stated and upon such conditions as the Pension Administration Committee shall determine on a basis uniformly applicable to all Employees similarly situated, the period of Service of an Employee shall be deemed not to be interrupted by an absence of the type hereinafter stated and the period of such absence shall be included in determining the length of an Employee's Service if a leave of absence has been authorized by the Company or any affiliate of the Company (for the period of such authorized leave of absence only), or if an Employee enters service in the armed forces of the United States and his or her right to reemployment is protected by the Selective Service Act or any similar law then in effect, and the Employee returns to regular employment within the period during which the right to reemployment is protected by any such law.

As provided in Section 3.4, periods of employment with Pre-Distribution ITT prior to the Distribution Date shall be treated as periods of employment with The Hartford and Hartford Fire.

Periods of employment by an Employee with The Prudential Insurance Company of America (the "Prudential") in its AARP Operations Division prior to June 1, 1997 shall be treated as periods of employment with the Company so long as such Employee becomes employed by the Company during June, 1997 in accordance with and under the terms of the AARP GHIP Management Agreement dated February 26, 1997 immediately following employment with the Prudential. Periods of employment by and Employee with United HealthCare Insurance Company during the period June 1, 1997 through December 31, 1997 shall be treated as periods of employment with the Company so long as such Employee becomes employed by the Company during 1997 in accordance with and under the terms of the AARP GHIP Management Agreement dated February 26, 1997 immediately following employment with United HealthCare Insurance Company, if such employment with United HealthCare Insurance Company immediately followed employment with the Prudential in its AARP Operations Division.

"SUPPLEMENTAL AFTER-TAX INVESTMENT ACCOUNT" means the portion of the Trust Fund that is attributable to Supplemental After-Tax Savings and any investment earnings and gains or losses thereon.

"SUPPLEMENTAL AFTER-TAX SAVINGS" means contributions credited to the Supplemental After-Tax Investment Account under Section 4.2(B)(ii) or pursuant to a Prior Plan Transfer.

"SUPPLEMENTAL BEFORE-TAX INVESTMENT ACCOUNT" means the portion of the Trust Fund attributable to Supplemental Before-Tax Savings and any investment earnings and gains or losses thereon.

"SUPPLEMENTAL BEFORE-TAX SAVINGS" means contributions credited to the Supplemental Before-Tax Investment Account under Section 4.1(B)(ii) or pursuant to a Prior Plan Transfer.

"SUPPLEMENTAL INVESTMENT ACCOUNT" means the portion of the Trust Fund that includes the Supplemental Before-Tax Investment Account and the Supplemental After-Tax Investment Account.

"SUPPLEMENTAL SAVINGS" means Supplemental Before-Tax Savings and Supplemental After-Tax Savings contributed under Article Four, as well as Supplemental Before-Tax and After-Tax Savings made pursuant to a Prior Plan Transfer.

"TERMINATION OF EMPLOYMENT" means a voluntary or involuntary separation from employment with the Company for any reason, including, but not limited to, Retirement, death, Disability, resignation or dismissal by the Company, but shall not include a transfer in employment between the Company and any other Participating Corporation. With respect to any leave of absence and any period of service in the armed forces of the United States, the rules contained in the definition of Service contained in the Plan shall apply.

"THE HARTFORD" means The Hartford Financial Services Group, Inc. (a Delaware corporation), which is affiliated with Hartford Fire (the sponsor of the Plan).

"THE HARTFORD STOCK" means common stock of The Hartford Financial Services Group Inc., par value $.01 per share.

"TRANSFER OPENING DATE" means the later of (A) the first business day of the second month following the month in which the IPO Date occurs, or (B) such other date as may be designated by the Pension Administration Committee for the opening of The Hartford Life Company Stock Fund for acceptance of transfers pursuant to Section 8.3(E).

"TRUST FUND" means the aggregate funds held by the Trustee under the trust agreement or agreements established for the purposes of this Plan or the aggregate funds held under an insurance contract or contracts established with The Hartford or its affiliates, consisting of the funds described in Article Eight.

"TRUSTEE" means the Trustee at any time acting as such under the trust agreement established for the purposes of the Plan.

"VALUATION DATE" means the day the Trust Fund is valued for a particular purpose in accordance with Article Eight.

"VESTED COMPANY CONTRIBUTION ACCOUNT" means the portion of a Company Contribution Account that is vested under Article Five.

"VESTED SHARE" means the portion of Accounts that vested under Articles Four and Five.

"WITHDRAWAL VALUATION DATE" means (A) for non-hardship withdrawals under Section 10.1, the business day that the Plan Administrator or designee receives the request for such a withdrawal (which request must be made in the manner and by the date required by the Plan Administrator, or (B) for hardship withdrawals under Section 10.2, the business day that the Hardship Committee or designee receives the request for such a withdrawal (which request must be made in the manner and by the date required by the Plan Administrator).

                                  ARTICLE THREE
                                   MEMBERSHIP

3.1. ELIGIBILITY FOR MEMBERSHIP. An Employee shall become eligible to be a Member on the later of (A) the date such Employee completes six months of Service as an Employee, or (B) the Employee's attainment of age 19.

3.2. BECOMING A MEMBER BY MAKING AN ENROLLMENT ELECTION. An Employee who is eligible to become a Member shall become a Member by making an enrollment election before an Enrollment Date and in the manner and by the time required by the Plan Administrator. By making an enrollment election, the Employee: (A) designates the rate of his or her After-Tax Savings, (B) authorizes the Company to make regular payroll deductions of the amount of his or her After-Tax Savings, if any, (C) designate the rate of his or her Before-Tax Savings, (D) authorizes the Company to reduce his or her Salary by the amount of his or her Before-Tax Savings, if any, (E) makes an investment election as described in Article Seven, and (F) designates a beneficiary for his or her Accounts.

3.3 FAILURE TO MAKE PROPER ENROLLMENT ELECTION. In the case of an Employee who is eligible to become a Member but does not make a proper enrollment election, such Employee shall automatically become a Member hereunder as of the date such Employee is eligible to become a Member (or as soon as practicable thereafter). Such an Employee shall be entitled to Floor Company Contributions under the Plan as of such date, and shall be deemed to have made elections to: (A) designate a zero rate of After-Tax Savings, (B) designate a zero rate of Before-Tax Savings, and (C) designate his or her Spouse as Beneficiary hereunder if such Member is married, and to designate his or her estate as Beneficiary hereunder if such Member is unmarried. Such and Employee may elect to change such deemed elections as permitted by the Plan.

3.4 PRE-DISTRIBUTION ITT PLAN PARTICIPANTS: CONTINUITY OF MEMBERSHIP, SERVICE AND INCIDENTS OF PARTICIPATION. Each person who was a "Member" or "Deferred Member" under the Pre-Distribution ITT Plan on the day before the Distribution Date, and whose Accounts were transferred to this Plan, shall be a Member or Deferred Member under this Plan as of the Distribution Date. The Service of such Members or Deferred Members while employed by Pre-Distribution ITT before the Distribution Date shall be treated as service with Hartford Fire under this Plan, except as specifically provided to the contrary in this Plan. All incidents of participation with respect to such Members or Deferred Members under the Pre-Distribution ITT Plan for periods before the Distribution Date, including any elections or designations in effect on the day before the Distribution Date, shall be taken into account for purposes of this Plan, except as specifically provided herein to the contrary.

3.5.  REHIRED MEMBERS.

         (A) REHIRED MEMBERS WHO MAKE PROPER ENROLLMENT ELECTIONS. Any rehired Employee who at the time of Termination of Employment was a Member of this Plan or of the Pre-Distribution ITT Plan will again become a Member as of the first available payroll cycle following the date of such Employee's rehire (the "Re-Enrollment Date"), provided that the Employee makes a proper enrollment election under this Article Three.

         (B) REHIRED MEMBERS WHO DO NOT MAKE PROPER ENROLLMENT ELECTIONS. In the case of a rehired Employee who was a Member at the time of Termination of Employment, and who does not make a proper enrollment election with respect to the Re-Enrollment Date, such Employee shall automatically become a Member as of the first available payroll cycle following the Re-Enrollment Date (or as soon as practicable thereafter). Such a Member shall be entitled to Floor Company Contributions under the Plan as of such date, and shall be deemed to have made elections to: (i) designate a zero rate of After-Tax Savings, (ii) designate a zero rate of Before-Tax Savings, and (iii) designate his or her Spouse as Beneficiary hereunder if such Member is married, and if not married, to designate his or her estate as Beneficiary hereunder. Such an employee may change such deemed elections as permitted by the Plan.

                                  ARTICLE FOUR
                              MEMBER CONTRIBUTIONS

4.1. MEMBER BEFORE-TAX SAVINGS.

         (A) SALARY REDUCTION ELECTION FOR BEFORE-TAX SAVINGS. A Member may elect, subject to the IRS limits described in Article Six and any other Plan limits, to have his or her Salary reduced (by payroll deduction) by 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14%, 15% or 16%,
         and to have that amount contributed to the Trust Fund as Before-Tax Savings. Such election shall be made in the manner and by the date required by the Plan Administrator, and shall be effective with the next payroll paid after the election (or as soon as practicable thereafter). A Member's election shall continue to apply notwithstanding a change in his or her principal employer from one Participating Corporation to another Participating Corporation, unless the Member changes or suspends his or her Salary reduction rate or savings as permitted by the Plan.

         (B) TYPES OF BEFORE-TAX SAVINGS; CREDITING OF BEFORE-TAX SAVINGS TO ACCOUNTS.

                  (i) BASIC BEFORE-TAX SAVINGS. Before-Tax Savings that do not exceed 6% of a Member's Salary for the period during which such contributions are made shall be known as "Basic Before-Tax Savings," and shall be credited to the Member's Basic Before-Tax Investment Account.

                  (ii) SUPPLEMENTAL BEFORE-TAX SAVINGS. Before-Tax Savings that exceed the maximum allowed under the preceding paragraph shall be known as "Supplemental Before-Tax Savings," and shall be credited to a Member's Supplemental Before-Tax Investment Account. Supplemental Before-Tax Savings may also include amounts credited on a Member's behalf pursuant to a Prior Plan Transfer.

         (C) CHANGE IN SALARY REDUCTION ELECTION FOR BEFORE-TAX SAVINGS. A Member may elect to change the rate of his or her Salary reduction for Before-Tax Savings as of any business day by giving notice to the Company in a manner and by the date required by the Plan Administrator. The changed rate of Salary reduction shall be effective as of the next payroll period (or as soon as practicable thereafter).

         (D) VESTING OF BEFORE-TAX SAVINGS. Before-Tax Savings credited to a Member's Accounts shall at all times be fully vested and nonforfeitable.

4.2.  MEMBER AFTER-TAX SAVINGS.

         (A) SALARY REDUCTION ELECTION FOR AFTER-TAX SAVINGS. A Member may elect, subject to the IRS limits described in Article Six and any other Plan limits, to have his or her Salary reduced (by payroll deductions) by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14%, 15% or
         16%, and to have that amount contributed to the Trust Fund as After-Tax Savings, except that (i) a Member may not elect to contribute After-Tax Savings of more than the difference between 16% of Salary and the amount of Before-Tax Savings properly elected, and (ii) a Member who elects to contribute only After-Tax Savings shall be subject to a minimum contribution of 2% of Salary. Such election shall be made in the manner and by the date required by the Plan Administrator, and shall be effective with the next payroll paid after the election (or as soon as practicable thereafter). A Member's election shall continue to apply notwithstanding a change in his or her principal employer from one Participating Corporation to another Participating Corporation, unless the Member changes or suspends his or her Salary reduction rate or savings as permitted by the Plan.

         (B) TYPES OF AFTER-TAX SAVINGS; CREDITING OF AFTER-TAX SAVINGS TO ACCOUNTS.

                  (i) BASIC AFTER-TAX SAVINGS. After-Tax Savings that do not exceed the difference between 6% of a Member's Salary for the period during which such contributions are made and the amount credited as Basic Before-Tax Savings for that period shall be known as "Basic After-Tax Savings" and shall be credited to the Member's Basic After-Tax Investment Account.

                  (ii) SUPPLEMENTAL AFTER-TAX SAVINGS. After-Tax Savings that exceed the maximum allowed under the preceding paragraph shall be known as "Supplemental After-Tax Savings" and shall be credited to the Member's Supplemental After-Tax Investment Account. Supplemental After-Tax Savings may also include amounts credited on a Member's behalf pursuant to a Prior Plan Transfer.

         (C) CHANGE IN SALARY REDUCTION ELECTION FOR AFTER-TAX SAVINGS. A Member may elect to change the rate of his or her Salary reduction for After-Tax Savings as of any business day by giving notice to the Company in the manner and by the date required by the Plan Administrator. The changed rate of Salary reduction shall be effective as of the next payroll period (or as soon as practicable thereafter).

         (D) VESTING OF AFTER-TAX SAVINGS. After-Tax Savings credited to a Member's Accounts shall at all times be fully vested and nonforfeitable.

4.3  MEMBER ROLLOVER CONTRIBUTIONS.

         (A) CONTRIBUTION OF ROLLOVERS. A Member may elect, subject to the IRS limits described in Article Six and any other Plan limits, to contribute any of the following amounts to the Trust Fund: (i) a distribution or proceeds from a sale of distributed property that qualifies as an Eligible Rollover Distribution as defined in Article Eleven hereof from a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), (ii) a distribution from a "conduit" individual retirement account or annuity, provided the entire amount of the distribution is from a source described in clause (i) hereof, or (iii) a Prior Plan Transfer, which means a direct rollover or transfer from a prior employer's plan, provided that (a) the Member can establish to the satisfaction of the Plan Administrator that such prior employer's plan assets meets the qualification requirements under Code Section 401(a), and (b) a trust-to-trust transfer shall not be permitted unless the amount transferred is free of all defined benefit characteristics and does not make the Plan a transferee plan under Code
         Section 401(a)(11)(B)(iii)(III). Any amount so contributed must be paid to the Trustee (or transferred directly from a prior plan) on or before the sixtieth day after the Member receives such amount and shall be held in the Trust Fund and credited to a separate Rollover Account on behalf of the Member.

         (B) VESTING IN ROLLOVERS. Amounts credited to a Member's Rollover Account shall at all times be fully vested and nonforfeitable.

4.5  SUSPENSION AND RESUMPTION OF MEMBER SAVINGS.

         (A) MEMBER ELECTION TO SUSPEND SAVINGS. A Member may elect to suspend or resume his or her Before-Tax or After-Tax Savings as of any business day by giving notice to the Company in the manner and by the time required by the Plan Administrator. Such suspension or resumption will be effective as of the next payroll period (or as soon as practicable thereafter).

         (B) SUSPENSION DUE TO HARDSHIP WITHDRAWAL. A Member who takes a hardship withdrawal from his or her Supplemental Before-Tax Investment Account or Basic Before-Tax Investment Account under Section 10.2 may elect to suspend savings under the Plan for a period of not less than 12 months in lieu of disclosing his or her financial resources. Such suspension will be effective as of the later of the next payroll period after the Valuation Date that applies to the withdrawal (or as soon as practicable thereafter). During such suspension, Floor Company Contributions will continue to be made on behalf of the Member, but no Matching Company Contributions shall be made on his or her behalf. Also, the Member will continue to be considered a Member for purposes of Article Six. Savings may be resumed by giving notice to the Company in the manner and by the date required by the Plan Administrator. Such resumption shall be effective as of the next payroll period following the 12 month suspension period (or as soon as practicable thereafter).

4.6 MEMBER ELECTIVE TRANSFERS. A Member may make an elective transfer to the Plan, provided such elective transfer (A) is from a plan qualified under Code
Section 401(a), (B) results from the Company's acquisition of assets or a subsidiary within the meaning of Code Section 401(k)(10), and (C) meets the requirements of Code Section 414(l) and Treasury Regulation 1.411(d)(4), Q&A 3(b).

                                  ARTICLE FIVE
                              COMPANY CONTRIBUTIONS

5.1.  MATCHING COMPANY CONTRIBUTIONS.

         (A) MATCHING COMPANY CONTRIBUTIONS WITH RESPECT TO BASIC SAVINGS. Subject to the IRS limits described in Article Six and any other Plan limits, the Company shall, with respect to each Member principally employed by it, contribute to the Trust Fund a Matching Company Contribution in an amount equal to 50% of such Member's Basic Savings for each payroll period. (No Matching Company Contributions shall be made with respect to a Member's Supplemental Savings.) Such Matching Company Contribution shall be credited to such Member's Company Contribution Account, as follows:

                  (i) HARTFORD FIRE MEMBERS. For Hartford Fire Members, Matching Company Contributions shall be made as of the Principal Employment Date in cash or in The Hartford Stock (including treasury shares or newly issued shares of The Hartford Stock previously authorized but unissued), as determined by the Company.

                  (ii) HARTFORD LIFE MEMBERS. For Hartford Life Members, Matching Company Contributions shall be made as of the Principal Employment Date in cash or in Hartford Life Stock (including treasury shares or newly issued shares of Hartford Life Stock previously authorized but unissued), as determined by the Company. However, notwithstanding anything herein to the contrary (and to the extent permitted by applicable law), no Hartford Life Stock shall be issued or otherwise provided to any Member hereunder, and the Company shall have no obligation to issue or otherwise provide Hartford Life Stock to any Member hereunder, if such issuance or provision of Hartford Life Stock would cause the direct or indirect percentage ownership of The Hartford of the combined voting power or the value of the capital stock of Hartford Life, Inc. to fall below 80%.

         (B) NO MATCHING COMPANY CONTRIBUTIONS FOLLOWING CERTAIN WITHDRAWALS. Notwithstanding Section 5.1(A), Matching Company Contributions shall not be made in respect of a Member's Basic Savings during a suspension period that follows a hardship withdrawal under Article Ten.

5.2. FLOOR COMPANY CONTRIBUTIONS. Subject to the IRS limits described in Article Six and any other Plan limits, the Company shall, with respect to each Member employed by it, contribute to the Trust Fund a Floor Company Contribution in an amount equal to one-half of one percent (0.5%) of such Member's Salary for each payroll period. Floor Company Contributions shall be credited to such Member's Company Contribution Account, and shall be made in the same form (i.e., either The Hartford or Hartford Life Stock) as the Matching Company Contributions made during that period.

5.3 VESTING OF AMOUNTS IN COMPANY CONTRIBUTION ACCOUNTS.

         (A) VESTING IN MATCHING COMPANY CONTRIBUTIONS.

                  (i) GENERAL RULES. A Member shall be fully vested in, and have a nonforfeitable right to, the portion of his or her Company Contribution Account that is attributable to Matching Company Contributions in accordance with the following schedule:

                  YEARS OF SERVICE                         PERCENTAGE OF COMPANY CONTRIBUTION THAT IS VESTED
                  ----------------                         -------------------------------------------------
                  less than 1 year                                              0%
                  1 but less than 2 years                                       20%
                  2 but less than 3 years                                       40%
                  3 but less than 4 years                                       60%
                  4 but less than 5 years                                       80%
                  5 or more years                                               100%

                  (ii) EARLIER VESTING IN CERTAIN CIRCUMSTANCES. Notwithstanding the foregoing schedule, a Member shall immediately be fully vested in 100% of his or her Company Contribution Account upon the earlier of: (a) the Member reaching age 65, (b) the Member's Retirement, (c) the Member's Disability, (d) the Member's death, (e) the termination of the Plan, or (f) the complete discontinuance of Company contributions under the Plan.

         (B) VESTING IN FLOOR COMPANY CONTRIBUTIONS. Each Member and Deferred Member shall at all times be fully vested in the portion of his or her Company Contribution Account attributable to Floor Company Contributions.

         (C) VESTING IN AMOUNTS ATTRIBUTABLE TO A PRIOR PLAN TRANSFER. Each Member and Deferred Member shall at all times be fully vested in the portion of his or her Company Contribution Account attributable to a Prior Plan Transfer.

         (D) SPECIAL RULES FOR CERTAIN ESOP AND COMPANY CONTRIBUTION ACCOUNT BALANCES.

                  (i) MEMBERS WHO PREVIOUSLY WORKED FOR PRE-DISTRIBUTION ITT. A Member who performed services for Pre-Distribution ITT at any time between June 30, 1995 and the Distribution Date shall be fully vested in the amounts credited to his or her ESOP Account and Company Contribution Account as of the Distribution Date.

                  (ii) FORFEITURES BY MEMBERS WHO DID NOT PREVIOUSLY WORK FOR PRE-DISTRIBUTION ITT. In the case of a Member or Deferred Member who did not perform services for Pre-Distribution ITT between June 30, 1995 and the Distribution Date, any amounts in his or her ESOP Account and Company Contribution Account that were forfeited under Section 5.5(a) of the Pre-Distribution ITT Plan shall remain forfeited, except to the extent restored pursuant to this Article Five on account of subsequent employment with the Company.

5.4  FORFEITURE OF CERTAIN UNVESTED AMOUNTS IN COMPANY CONTRIBUTION ACCOUNTS.

         (A) TERMINATION OF EMPLOYMENT: FORFEITURE AND RESTORATION OF FORFEITED AMOUNTS. In the event of Termination of Employment of a Member for any reason other than one listed in Section 5.3(A)(ii), the unvested portion of the Member's Company Contribution Account shall be forfeited.

         (B) RESTORATION OF FORFEITED AMOUNTS IN THE EVENT OF REHIRE. In the case of a Member who suffers a forfeiture under this Section, the forfeited amount shall be restored to the Member's Accounts if the Member again becomes an Employee of the Company before the expiration of 5 Breaks in Service. In the case of a Deferred Member who suffers a forfeiture under this Section or under the Pre-Distribution ITT Plan, the forfeited amount shall, provided such Deferred Member again becomes an Employee of the Company before the expiration of 5 Breaks in Service, be restored to his or her Accounts at its current value assuming such amount, from the time of termination to the date of restoration, was subject to the same overall investment experience as the Member's Matching Company Contributions or Member Matching Allocations while he or she was a Deferred Member. Any restoration of forfeited amounts under this paragraph shall be made as of the Valuation Date following the date the Plan Administrator receives notice of the reemployment. The extent to which the Member vests in amounts restored under this Section shall be determined in accordance with the vesting schedule in this Article Five.

         (C) USE OF FORFEITED AMOUNTS TO REDUCE FUTURE COMPANY CONTRIBUTIONS. As soon as practicable after the occurrence of a forfeiture described in the preceding paragraph, the forfeited amount shall be applied to reduce future Company contributions under the Plan.

         (D) CREDITING OF FORFEITED AMOUNTS TO ACCOUNTS IN CERTAIN CIRCUMSTANCES. In the event of the termination of the Plan or complete discontinuance of Company contributions hereunder, any forfeitures not previously applied in accordance with the preceding paragraph shall be credited proportionately to the Accounts of all Members and Deferred Members as described in Article Seventeen.

5.5  ADDITIONAL COMPANY CONTRIBUTIONS IF PLAN IS TOP-HEAVY.

         (A) ADDITIONAL CONTRIBUTION. For any Plan Year with respect to which the Plan is Top-Heavy (as defined in the next paragraph), an additional Company contribution shall be allocated on behalf of each Member (or each Employee eligible to become a Member) who is not a "key employee," and who has not separated from service as of the last day of the Plan Year, to the extent that the amounts allocated to his or her Accounts as a result of contributions made under Sections 5.1 and 5.2 for that Plan Year are less than 3% of his or her W-2 remuneration for that Plan Year. However, if the greatest percentage of W-2 remuneration for that Plan Year (after being limited to the annually indexed dollar amount under Code Section 401(a)(17)) contributed by a "key employee" under
         Section 4.1 or allocated to his or her Accounts as a result of contributions made pursuant to Section 5.1 for the Plan Year would be less than 3%, such lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstanding the foregoing, no minimum contribution shall be made with respect to a Member if the required minimum benefit under Code Section 416(c)(1) is provided by the Hartford Fire Insurance Company Retirement Plan for U.S. Employees.

         (B) DEFINITION OF TOP-HEAVY PLAN. The Plan shall be considered Top-Heavy with respect to any Plan Year, if, as of the last day of the preceding Plan Year, the value of the aggregate of the Accounts under the Plan for "key employees" exceeds 60 percent of the value of the aggregate of the Accounts under the Plan for all Employees. The value of such Accounts shall be determined as of the Valuation Date on or before the last day of such preceding Plan Year, in accordance with Code Sections 416(g)(3) and (4) and Article Seven of this Plan. Also, account balances under the Plan will be combined with the account balances or the present value of accrued benefits under any other qualified plan of the Company and its affiliates in which "key employees" participate or which enable the Plan to meet the requirements of Code Section 401(a)(4) or 410, and (at the Company's discretion) may be combined with the account balances or the present value of accrued benefits under any other qualified plan of the Company or its affiliates in which all members are non-key employees, if the contributions or benefits under the other plan are at least comparable to the benefits provided under this Plan. The determination as to whether an Employee will be considered a "key employee" shall be made in accordance with the provisions of Code Sections 416(i)(l) and (5), and on the basis of the Employee's Form W-2 remuneration for the applicable Plan Year from the Company, or an affiliate of the Company (if applicable).

5.6  MINIMUM COMPANY CONTRIBUTION.

         (A) MAKING OF MINIMUM COMPANY CONTRIBUTION. For each Plan Year, Hartford Fire and/or Hartford Life and Accident Insurance Company (collectively, for purposes of Sections this Section 5.6, the "Contributing Companies") may make contributions to the Plan in the form of employer contributions (within the meaning of Code Section
         404), in cash or stock, at least equal to a specified minimum dollar amount, on behalf of those individuals who are entitled to an allocation under this Section 5.6 (the "Minimum Company Contribution"). Such amount, if any, shall be determined by the Chief Financial Officer or other delegatee of the Contributing Companies by appropriate resolution on or before the last day of the taxable year of the Contributing Companies that ends within such Plan Year.

         (B) TIMING AND DEDUCTION OF MINIMUM COMPANY CONTRIBUTION. The Minimum Company Contribution for a Plan Year shall be paid by the Contributing Companies in one or more installments without interest and at any time during the Plan Year. For purposes of deducting such amount, the Contributing Companies shall make any Minimum Company Contribution, not later than the time prescribed by the Code for filing their income tax returns including extensions, for their respective taxable years that end within such Plan Year. Notwithstanding any provision of the Plan to the contrary, such Minimum Company Contribution Plan shall not revert to, or be returned to, the Contributing Companies.

         (C) ALLOCATION OF MINIMUM COMPANY CONTRIBUTION. Any Minimum Company Contribution made by the Contributing Companies for the Plan Year shall be allocated to the Employees of the entity making such contribution in the order and the manner described below.

                  (i) FIRST, the Minimum Company Contribution for the Plan Year shall be allocated during the Plan Year to each individual who is a Member on the first day of the Plan Year as Basic Before-Tax Savings and Supplemental Before-Tax Savings pursuant to Article Four and as Matching Company Contributions under Article Five. These allocations will be to the Basic Before-Tax Investment Account, Supplemental Before-Tax Investment Account and Company Contribution Account of each such Member, as appropriate.

                  (ii) SECOND, the balance of the Minimum Company Contributions remaining after the allocation in the preceding paragraph shall be allocated to the Company Contribution Account of each Member who is not a Highly Compensated Employee who is a Member on the first day of the Plan Year and who is employed on the last day of the Plan Year, in the ratio that such Member's Before-Tax Savings during the Plan Year bears to the Before-Tax Savings of all such Members during the Plan Year. Any amount allocated to the Company Contribution Account of a Member pursuant to this paragraph shall be treated in the same manner as Matching Company Contributions for all purposes of the Plan.

                  (iii) THIRD, notwithstanding Section 6.4 of the Plan, if the total contributions allocated to a Member's Account including the Minimum Company Contribution exceeds the Member's maximum annual addition limit for any Limitation Year, then such excess shall be held in a suspense account. Such amounts shall be used to reduce employer contributions in the next, and succeeding, Plan Years.

                  (iv) FOURTH, the balance of the Minimum Company Contribution remaining after the allocation under the three preceding paragraphs shall be allocated as nonelective contributions to each Member who is not a Highly Compensated Employee and who is a Member on the first day of the Plan Year, in the ratio that such Member's Salary for the Plan Year bears to the Salary for the Plan Year of all such Members. A separate account will be established for contributions made under this paragraph. Contributions made under this paragraph shall be subject to the vesting schedule in this Article Five. Such contributions shall be invested under the Plan in the manner designated by the Member.

         (D) HOLDING OF MINIMUM COMPANY CONTRIBUTION IN SUSPENSE ACCOUNT. Each installment of the Minimum Company Contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 5.6(C). Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the Trust Fund as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such investment shall be applied to reduce Plan expenses, and thereafter, to reduce employer contributions.

         (E) NO DOUBLE ALLOCATION. Notwithstanding any of the foregoing provisions to the contrary, any allocation of Before-Tax Savings to a Member's Account shall be made under either Section 4.1 or this Section 5.6, but not both Sections. Similarly, any allocation of a Matching Company Contribution to a Member's Account shall be made under either
         Section 5.1 or this Section 5.6, as appropriate, but not both Sections.



                                   ARTICLE SIX
                          IRS LIMITS ON MEMBER SAVINGS
                            AND COMPANY CONTRIBUTIONS

6.1 IRS LIMITS ON BEFORE-TAX SAVINGS.

         (A) MAXIMUM AMOUNT OF BEFORE-TAX SAVINGS. The maximum dollar amount of Before-Tax Savings that may be made on behalf of any Member for a calendar year shall be the maximum amount determined by the Secretary of the Treasury, pursuant to Section 402(g) of the Code. In the event that the foregoing limitation is exceeded for any calendar year, the excess Before-Tax Savings as adjusted for investment experience will, in the sole discretion of the Plan Administrator, either (i) be deemed to have been distributed to the Member and recontributed to the Plan as After-Tax Savings, or (ii) be returned to the Member on behalf of whom such Before-Tax Savings were contributed. Any returned amounts will be returned no later than April 15 following the end of the calendar year that the contributions were made. However, if the Member participated in more than one qualified defined contribution plan to which he or she contributed pursuant to a Salary deferral arrangement, the Member shall notify the Plan Administrator by March 1 of the following calendar year of the amount of the excess deferrals to be allocated to this Plan, and such portion of the excess deferrals so allocated shall be recontributed to the Plan as After-Tax Savings or returned to the Member as provided in the preceding sentence.

         Notwithstanding the foregoing, in the case of any Member who (a) ceases to be an Employee during a Plan Year, (b) is employed during such Plan Year by an employer which is not the Company or an entity within the controlled group of corporations (as defined in Code Section 414(b) and the Regulations thereunder) containing the Company, and (c) exceeds the limitation on elective deferrals enumerated in Code Section 402(g) based on the Member's participation in the Plan and participation in a plan maintained by the subsequent employer, the Plan shall not distribute to such a Member any Before-Tax Savings (or any income thereon) that arise solely as a result of the Member exceeding the Code
         Section 402(g) limit for the Plan Year, unless such limit was exceeded solely because of the Member's participation in this Plan, without considering any other plan.

         (B) LIMIT ON BEFORE-TAX SAVINGS FOR HIGHLY COMPENSATED MEMBERS. With respect to each Plan Year, the Actual Deferral Percentage for Highly Compensated Members shall not exceed the greater of: (i) 125 percent of the prior year's Actual Deferral Percentage for all other Members, or
         (ii) the lesser of (a) 200 percent of the prior year's Actual Deferral Percentage of all other Members or (b) the prior year's Actual Deferral Percentage of all other Members plus 2 percentage points. Before-Tax Savings must have been allocated to Members' Accounts during the Plan Year and may only be based on Salary received by a Member during the Plan Year or earned during the Plan Year and received by the Member within 2-1/2 months after the end of the Plan Year. In the event the Actual Deferral Percentage for Highly Compensated Employees for any Plan Year exceeds the limits described above, such amount of excess deferrals, determined by reducing contributions made on behalf of Highly Compensated Employees on the basis of the amount of contributions made on behalf of such Highly Compensated Employees, as adjusted for investment experience, will be distributed to the Members on whose behalf of such deferrals were made or, under rules to be adopted by the Committee, such Members may elect to recharacterize such adjusted deferrals as After-Tax Savings. Any such recharacterization or distribution of the adjusted excess deferrals will be made to the Highly Compensated Employees on the basis of the respective portion of the adjusted excess deferrals attributable to each of such Employees and the recharacterization or the distribution of the adjusted excess deferrals will be made to the Employees on whose behalf such contributions were made within 2-1/2 months following the end of the Plan Year for which the deferrals were made.

         In the event that any portion of a Member's Before-Tax Savings, as adjusted for investment experience, is returned or recharacterized pursuant to Section 6.1(A) as a result of the maximum dollar limit applicable to Before-Tax Savings, such Member's Average Deferral Percentage shall be determined before such excess deferral is returned. Any such adjusted excess deferrals that are recharacterized shall be treated as (I) annual additions pursuant to Section 6.4 and (II) Before-Tax Savings for purposes of their withdrawability prior to Termination of Employment and shall be subject to the financial hardship requirement provisions of Section 10.2.

         For purposes of determining the Actual Deferral Percentage for Highly Compensated Employees, all contributions made by Highly Compensated Employees to qualified plans shall be aggregated. The contributions of all Employees under plans that are aggregated with this Plan for purposes of Section 401(a) or 410(b) of the Code shall be aggregated and deemed to have been made under a single plan.

         For Plan Years commencing before 1997, in determining the Actual Deferral Percentage of Highly Compensated Employees, the Highly Compensated Employee's Before-Tax Savings and Compensation shall include the Before-Tax Savings and Compensation of family members (as defined in Section 414(q)(6) of the Code). In the event that recharacterization or distribution of excess deferrals is required, appropriate adjustment shall be made for all family members as provided in the Code.

         (C) ADDITIONAL LIMITS ON BEFORE-TAX SAVINGS. From time to time and in order to comply with Section 401(k)(3) of the Code, the Plan Administrator may impose a limitation on the extent to which a Highly Compensated Member may contribute Before-Tax Savings hereunder, based on a reasonable projection of savings rates of non- Highly Compensated Members.

6.2  IRS LIMITS ON AFTER-TAX SAVINGS.

         (A) LIMIT ON AFTER-TAX SAVINGS FOR HIGHLY COMPENSATED MEMBERS. With respect to each Plan Year, the Actual Contribution Percentage for Highly Compensated Members shall not exceed the greater of (i) 125 percent of the prior year's Actual Contribution Percentage for all other Members or (ii) the lesser of (a) 200 percent of the prior year's Actual Contribution Percentage of all other Members or (b) the prior year's Actual Contribution Percentage of all other Members plus 2 percentage points. In the event the Actual Contribution Percentage for Highly Compensated Members for any Plan Year exceeds the limits described above, such amount of excess contributions determined by reducing contributions made on behalf of Highly Compensated Members on the basis of the amount of contributions made on behalf of such Highly Compensated Members, as adjusted for investment experience, will be returned to, or paid to, the Members for whom such contributions were made within 2-1/2 months following the end of the Plan Year for which the contributions were made. To the extent contributions must be paid or returned to a Member under the preceding sentence, the distribution shall be made from the following categories of contributions (adjusted to reflect earnings or losses attributable thereto): First, Supplemental After-Tax Savings; second, Basic After-Tax Savings (to the extent that associated Matching Company Contributions are vested, they also shall be distributed in this category); third, remaining vested Matching Company Contributions. To the extent that an additional adjustment is required, nonvested Matching Company Contributions shall be forfeited.

         For purposes of determining the Actual Contribution Percentage for Highly Compensated Members, all contributions made by them to qualified plans shall be aggregated. The contributions of all Employees under plans that are aggregated with this Plan for purposes of Code Section 401(a) or 410(b) shall be aggregated and deemed to have been made under a single plan.

         A Members' Actual Contribution Percentage shall be determined after a Member's excess Before-Tax Savings are either recontributed to the Plan as After-Tax Savings or paid to the Member.

         For Plan Years commencing before 1997, in determining the Actual Contribution Percentage of Highly Compensated Members, their After-Tax Savings and Compensation shall include the After-Tax Savings and Compensation of family members (as defined in Section 414(q)(6) of the Code). In the event that distribution of excess contributions is required, appropriate adjustment shall be made for all family members as provided in the Code.

         (B) ADDITIONAL LIMITS ON AFTER-TAX SAVINGS. From time to time and in order to comply with Code Section 401(m) of the Code, the Plan Administrator may impose an additional limit on the amount of After-Tax Savings that a Highly Compensated Member may contribute to the Trust Fund, based on a reasonable projection of savings rates of non-Highly Compensated Members.

6.3 AGGREGATE LIMIT ON BEFORE-TAX SAVINGS AND AFTER-TAX SAVINGS BY HIGHLY COMPENSATED MEMBERS. Notwithstanding the provisions of Section 6.1(B) and
Section 6.2(A) above, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Actual Contribution Percentage of such group, after applying such provisions, exceed the "aggregate limit" as such term is defined under regulations prescribed by the Secretary of the Treasury under Code Section 401(m). In the event that such limit is exceeded for any Plan Year, the Actual Contribution Percentages of the Highly Compensated Members shall be reduced to the extent necessary to satisfy such limit in accordance with Section 6.2(A) above.

6.4   ANNUAL LIMITS ON ADDITIONS TO MEMBER ACCOUNTS.

         (A) DEFINITIONS. For purposes of this Section 6.4, the following definitions shall apply:

                  (i) DEFINITION OF "ANNUAL ADDITION." The "Annual Addition" to a Member's Accounts for any Limitation Year beginning with 1996 means the sum of (a) the Member's Before-Tax Savings for such Year, (b) the Member's After-Tax Savings for such Year,
                  (c) all Matching Company Contributions and Floor Company Contributions by the Company or an Affiliate for the Member for such Year, and (d) the amount of any forfeiture restored to the Member's Company Contribution Account for such Year under Section 5.4.

                  (ii) DEFINITION OF "AFFILIATE." The term "Affiliate" means any subsidiary or affiliate within the Company's controlled group of companies, as determined under Code Section 414, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" where it appears in Code
                  Section 1563(a)(1).

         (B) MAXIMUM ANNUAL ADDITION FOR THIS PLAN. Notwithstanding any provision of this Plan to the contrary, except as otherwise provided in this Article Six, the Annual Addition to a Member's Accounts under the Plan for any Limitation Year, when added to the Member's Annual Addition for that Limitation Year under any other qualified defined contribution plan of the Company or any Affiliate of the Company, shall not exceed the Maximum Annual Addition. The Maximum Annual Addition shall be the lesser of (i) 25% of the Member's aggregate Compensation for that Limitation Year, or (ii) $30,000. As of January 1 of each Limitation Year, this $30,000 limit shall be adjusted upward to the extent that the Internal Revenue Service increases such amount to reflect increases in the cost of living.

                  (i) CONSEQUENCES OF EXCEEDING MAXIMUM ANNUAL ADDITION. In the event of a determination that the Annual Addition to a Member's Accounts for any Limitation Year would exceed the Maximum Annual Addition, such Annual Addition shall be reduced to the extent necessary to bring it within the Maximum Annual Addition. Such Member's Matching Company Contributions and/or Floor Company Contributions for such Limitation Year shall be reduced and reallocated to the other Members in the Plan, in the proportion that the Salary of each such other Member bears to the total Salaries for all such other Members for such Year (to the extent permitted by the Plan).

         (C) MAXIMUM ANNUAL ADDITION FOR MEMBERS PARTICIPATING IN OTHER DEFINED CONTRIBUTION PLANS. In the event that a Member is a participant in any other defined contribution plans (whether or not terminated) of the Company or an Affiliate, the total amount added to such Member's Accounts under this Plan and all such other plans in any Limitation Year shall not exceed the Maximum Annual Addition. In the event of a determination that such total amount would exceed the Maximum Annual Addition, the amounts added to such Member's Accounts shall be reduced as follows:

                  (i) FIRST, the annual additions to the Member's Accounts under such other defined contribution plans shall be reduced to the extent necessary and to the extent permitted by law so that the Maximum Annual Addition for this Plan is not exceeded; and

                  (ii) SECOND, if after application of the preceding paragraph the amounts added to the Member's Accounts would still exceed the Maximum Annual Addition, then the Annual Addition to the Member's Accounts under this Plan shall be reduced.

         (D) MAXIMUM ANNUAL ADDITION FOR MEMBERS PARTICIPATING IN DEFINED BENEFIT PLANS. In the event that a Member is a participant in any defined benefit plan maintained by the Company or an Affiliate, it is intended that the benefits under such defined benefit plan shall be reduced before applying the Maximum Annual Addition for this Plan, to the extent required to meet the requirements of Code Section 415(e) for Limitation Years beginning before January 1, 2000.

                                  ARTICLE SEVEN
                              CREDITS TO ACCOUNTS;
                         ASSET VALUATION AND ALLOCATION

7.1 ESTABLISHMENT OF ACCOUNTS. The Accounts described below shall be established for Members and Deferred Members, as appropriate, to hold contributions under the Plan and earnings thereon:

TYPE OF CONTRIBUTION                          SUB-ACCOUNT                                          ACCOUNT
--------------------                          -----------                                          -------
-Basic Before-Tax Savings                     Basic Before-Tax Investment Account       }          Basic Investment Account
-Basic After-Tax Savings                      Basic After-Tax Investment Account        }
                                                                                                   Supplemental
-Supplemental Before-Tax Savings              Supplemental Before-Tax Investment Account           Investment Account
-Supplemental After-Tax Savings               Supplemental After-Tax Investment Account
-Prior Plan Transfers
                                                                                        }          Rollover Account
-Rollovers

-Matching Company Contributions                                                                    Company Contribution
(including pre-Distribution ITT type)                                                              Account
-Floor Company Contributions
-Prior Plan Transfers                                                                              ESOP Account

ESOP balances

7.2 CREDITING OF CONTRIBUTIONS TO ACCOUNTS. Member Savings, Rollovers and Company Contributions shall be credited to the appropriate Account as soon as practicable after they are transferred to the Trust Fund.

7.3 METHOD OF DETERMINING VALUE OF AMOUNTS CREDITED TO ACCOUNTS. At the end of each business day in which the Plan is in effect and operation, the amount of credit of a Member or Deferred Member in each of the funds shall be expressed and credited to the Accounts of such Member or Deferred Member using the unit accounting method, a method of participant accounting under which all balances are carried as "units," which are multiplied by a unit value to give the actual cash value. For purposes of Article Eight, the interest of a Member or Deferred Member in The Hartford Company Stock Fund and The Hartford Life Company Stock Fund shall be converted into a number of shares of The Hartford Stock or Hartford Life Stock, respectively, as of any particular time, by dividing the value of all shares of Stock in the applicable Fund by the value of the interest of the Member or Deferred Member in the Fund at such time. The resulting number of shares of Stock shall be deemed allocated to such Member.

7.4 VALUATION OF THE HARTFORD AND HARTFORD LIFE STOCK. For the purpose of determining the value of The Hartford Stock or Hartford Life Stock hereunder, in the event such Stock is traded on a national securities exchange, such Stock shall be valued at the closing price of such Stock on the New York Stock Exchange composite tape on the business day such Stock is delivered to the Trustee. In the event such Stock is not traded on a national securities exchange, such Stock shall be valued in good faith by an independent appraiser selected by the Trustee and meeting requirements similar to those in the regulations prescribed under Code Section 170(a)(1).

7.5 ASSET VALUATION; ALLOCATION OF GAINS AND LOSSES. At the end of each business day, the Trustee shall (A) determine the total fair market value of all assets then held by it in each Investment Fund, (B) determine the gain or loss in the value of such assets, and (C) allocate such gain or loss pro rata by fund to the balances credited to the Accounts of all Members and Deferred Members as of such day.


                                  ARTICLE EIGHT
           INVESTMENT OF SAVINGS AND CONTRIBUTIONS IN INVESTMENT FUNDS

8.1 APPROVAL OF INVESTMENT FUNDS FOR THE PLAN. Contributions to the Plan shall be invested by the Trustee in the Investment Funds approved by the Pension Fund Trust and Investment Committee from time to time. The Pension Fund Trust and Investment Committee, or such other Committee or individual as may be designated by the Board of Directors, may from time to time add Investment Funds to, or eliminate Investment Funds from, the group of Investment Funds available hereunder. Notwithstanding the foregoing, the Trustee temporarily may hold cash or make short-term investments in obligations of the United States Government, commercial paper, an interim investment fund for tax-qualified employee benefit plans established by the Trustee, or other investments of a short-term nature, unless otherwise provided by applicable law.

8.2 TRUSTEE INVESTMENT OF CONTRIBUTIONS IN INVESTMENT FUNDS. Contributions to the Plan shall be invested by the Trustee in the Investment Funds as described below. An account shall be established for each Member and Deferred Member in each Investment Fund as to which Savings, Rollovers, Company Contributions and ESOP balances are made, contributed, or otherwise properly allocated.

         (A) SAVINGS AND ROLLOVERS. Member and Deferred Member Savings and Rollovers shall be invested in multiples of 1% in one or more of the Investment Funds, as properly elected by the Member or Deferred Member.

         (B) COMPANY CONTRIBUTIONS AND ESOP ACCOUNT BALANCES.

                  (i) HARTFORD FIRE MEMBERS AND DEFERRED MEMBERS. For a Hartford Fire Member or a Hartford Fire Deferred Member, Company Contributions and ESOP Account balances shall be invested as of the Principal Employment Date entirely in The Hartford Company Stock Fund, except to the extent that such Hartford Fire Member or Hartford Fire Deferred Member (a) declined to make or derives rights from a person who declined to make a transfer permitted by Section 8.3(E), or (b) makes or derives rights from a person who made an election at age 55 under
                  Section 8.3(D).

                  (ii) HARTFORD LIFE MEMBERS AND DEFERRED MEMBERS. For a Hartford Life Member or a Hartford Life Deferred Member, Company Contributions and ESOP Account balances shall be invested as of the later of the Principal Employment Date or the Transfer Opening Date entirely in The Hartford Life Company Stock Fund, except to the extent that such Hartford Life Member or Hartford Life Deferred Member (a) declined to make or derives rights from a person who declined to make a transfer permitted by Section 8.3(E), or (b) makes or derives rights from a person who made an election at age 55 under
                  Section 8.3(D).

8.3  CHANGES IN INVESTMENT ELECTIONS.

         (A) GENERAL RULES. A Member or Deferred Member may make changes to his or her investment elections and transfer amounts between Investment Funds to the extent permitted by this Section 8.3. Such changes and transfers may be made by giving notice to the Company in a manner and by the date required by the Plan Administrator. The effective date of any such change or transfer shall be the next payroll period (or as soon as administrative practicable thereafter). All changes and transfers shall be made in multiples of 1%.

         (B) CHANGE OF INVESTMENT FUNDS FOR FUTURE SAVINGS AND ROLLOVERS. A Member may elect to change the Investment Funds in which his or her future Savings and Rollovers shall be invested, in accordance with the rules described in the preceding paragraph.

         (C) REDISTRIBUTION AMONG INVESTMENT FUNDS FOR PAST SAVINGS AND ROLLOVERS. A Member or Deferred Member may elect to redistribute his or her past Savings and Rollovers among any of the Investment Funds, in accordance with the rules of Section 8.3(A), except that (i) no amounts shall be transferred from the Stable Value Fund to the Money Market Fund or the Bond Income Strategy Fund, and (ii) a Member or Deferred Member who transfers amounts from the Stable Value Fund to another Investment Fund cannot, for a period of three months, transfer any amounts to the Money Market Fund or the Bond Income Strategy Fund.

         (D) AGE 55 OPTION: CHANGES / REDISTRIBUTIONS FOR COMPANY CONTRIBUTIONS AND ESOP ACCOUNT BALANCES.

                  (i) MEMBER CHANGE OF INVESTMENT FUNDS FOR FUTURE COMPANY CONTRIBUTIONS. A Member who has reached age 55 may elect to change the Investment Funds in which future Matching Company Contributions and Floor Company Contributions shall be invested, in accordance with the rules of Section 8.3(A).

                  (ii) MEMBER REDISTRIBUTION AMONG INVESTMENT FUNDS FOR PAST COMPANY CONTRIBUTIONS AND ESOP ACCOUNT BALANCES. A Member who has reached age 55 may elect to redistribute his or past Company Contributions and ESOP Account balances among any of the Investment Funds, in accordance with the rules of this
                  Section 8.3(A), and subject to the restrictions described in
                  Section 8.3(C).

                  (iii) REDISTRIBUTION BY CERTAIN DEFERRED MEMBERS. The following Deferred Members may also elect to make a redistribution described in the preceding paragraph: (a) a Deferred Member whose employment with Pre-Distribution ITT or Hartford Fire terminated on or after July 1, 1989 who has attained age 55, (b) a spouse Beneficiary of a Member who died on or after July 1, 1989, such election to be made after such spouse has attained age 55 or such Member would have attained age 55, and (c) an Alternate Payee under a domestic relations order that was qualified on or after October 1, 1993 who has attained age 55.

         (E) TRANSFER OF PAST COMPANY CONTRIBUTIONS BETWEEN COMPANY STOCK FUNDS.

                  (i) HARTFORD FIRE MEMBER TRANSFER OF ACCOUNTS TO THE HARTFORD COMPANY STOCK FUND. A Hartford Fire Member shall be entitled as of the Principal Employment Date, and shall continue to be so entitled until the termination of such principal employment, to transfer to The Hartford Company Stock Fund the entire balance of his or her Company Contribution Account and ESOP Account, if any, invested in The Hartford Life Company Stock Fund.

                  (ii) HARTFORD LIFE MEMBER TRANSFER OF ACCOUNTS TO THE HARTFORD LIFE COMPANY STOCK FUND. A Hartford Life Member shall be entitled, as of the later of (a) the Principal Employment Date, or (b) the Transfer Opening Date, and shall continue to be so entitled until the termination of such principal employment, to transfer to the Hartford Life Company Stock Fund the entire balance of his or her Company Contribution Account and ESOP Account, if any, invested in The Hartford Company Stock Fund.

8.4 TRUSTEE USE OF COMPANY CASH CONTRIBUTIONS. In general, the trustee shall use Company cash contributions for Hartford Fire Members and Hartford Life Members to acquire The Hartford Stock and Hartford Life Stock, respectively. Such Stock may be purchased from any source. Such Stock purchased from The Hartford or Hartford Life may be treasury shares or newly issued shares or authorized but unissued shares; provided however, that in no event shall a commission be charged with respect to such a purchase. Alternatively, the Trustee in its discretion may hold such amounts in cash, consistent with its obligations as Trustee, as it deems advisable in accordance with the provisions of the trust agreement.

8.5 MEMBER VOTING OF THE HARTFORD STOCK AND HARTFORD LIFE STOCK. Each Member, Deferred Member and Beneficiary is for the purposes of this Section hereby designated a named fiduciary within the meaning of Section 402(a)(2) of ERISA with respect to any shares of The Hartford Stock or Hartford Life Stock allocated to their respective Accounts, and may direct the Trustee as to the manner in which such Stock is to be voted. Before each annual or special meeting of shareholders of The Hartford or Hartford Life, there shall be sent to each such person a copy of the proxy solicitation material for such meeting, together with a form requesting instructions to the Trustee on how to vote such Stock. Upon receipt of such instructions, the Trustee shall vote such Stock as instructed. In lieu of voting fractional shares of such Stock as so instructed, the Trustee may vote the combined fractional shares of such Stock to the extent possible to reflect the directions of the Members, Deferred Members and Beneficiaries with allocated fractional shares of each class of such Stock. The Trustee shall vote shares of such Stock allocated to Accounts under the Plan, for which no valid voting instructions were received, in the same manner and in the same proportion that the shares of The Hartford Stock and Hartford Life with respect to which the Trustee received valid voting instructions are voted. Instructions to the Trustee shall be in such form and pursuant to such regulations as the Plan Administrator may prescribe. Any instructions received by the Trustee regarding the voting of The Hartford Stock and Hartford Life Stock shall be confidential and shall not be divulged by the Trustee to the Company, or to any director, officer, employee or agent of the Company, it being the intent of this Section to ensure that the Company (and its directors, officers, employees and agents) cannot determine the voting instructions given by any person.

8.6 PROCEDURES IN THE EVENT OF A TENDER OFFER FOR THE HARTFORD OR HARTFORD LIFE STOCK. The provisions of this Section shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, makes an exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of a class of The Hartford Stock or Hartford Life Stock held by a Trustee hereunder (herein jointly and severally referred to as a Tender Offer). As to any Tender Offer, each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) shall have the right to determine confidentially whether shares held subject to the Plan will be tendered.

         (A) INSTRUCTIONS TO TRUSTEE. In the event a Tender Offer is commenced, the Plan Committee, promptly after receiving notice of such commencement, shall transfer certain of its record keeping functions to an independent record keeper. The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Members and Deferred Members (or Beneficiary in the event of the death of the Member or Deferred Member) in connection with the Tender Offer. A trustee may not take any action in response to a Tender Offer except as otherwise provided in this Section. Each Member is, for all purposes of this Section, hereby designated a named fiduciary within the meaning of Section 402(a)(2) of the ERISA, with respect to the shares of The Hartford Stock or Hartford Life Stock allocated to his or her Accounts. Each Member and Deferred Member (or Beneficiary in the event of the death of the Member or Deferred Member) may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of The Hartford Stock or Hartford Life Stock allocated to any such individual's Accounts in accordance with the provisions, conditions and terms of such tender offer and the provisions of this Section, provided, however, that such directions shall be confidential and shall not be divulged by the Trustee or independent record keeper to the Company or to any director, officer, employee or agent of the Company, it being the intent to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Member, Deferred Member or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

         (B) TRUSTEE ACTION ON MEMBER INSTRUCTIONS. The Trustee shall sell, offer to sell, exchange or otherwise dispose of The Hartford Stock or Hartford Life Stock allocated to the Member's, Deferred Member's or Beneficiary's Accounts with respect to which it has received directions to do so under this Section 8.6. The proceeds of a disposition directed by a Member, Deferred Member or Beneficiary from his or her Accounts under this Section 8.6 shall be allocated to such individual's Accounts and be governed by the provisions of this Section or other applicable provisions of the Plan and the trust agreements related hereto.

         (C) TRUSTEE ACTION WITH RESPECT TO MEMBERS NOT ISSUING INSTRUCTING OR ISSUING INVALID INSTRUCTIONS. To the extent to which Members, Deferred Members and Beneficiaries do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of The Hartford Stock or Hartford Life Stock allocated to their Accounts, such individuals shall be deemed to have directed the Trustee that such shares remain invested in The Hartford Stock or Hartford Life Stock subject to all provisions of the Plan, including Section 8.6(D).

         (D) INVESTMENT OF PLAN ASSETS AFTER TENDER OFFER. To the extent possible, the Trustee shall reinvest the proceeds of a disposition of The Hartford Stock in an individual's Accounts in The Hartford Stock and shall reinvest the proceeds of a disposition of Hartford Life Stock in an individual's Accounts in Hartford Life Stock as expeditiously as possible in the exercise of the Trustee's fiduciary responsibility and shall otherwise be held by the Trustee subject to the provisions of the trust agreement and the Plan. In the event that The Hartford Stock or Hartford Life Stock is no longer available to be acquired following a tender offer, the Company may direct the substitution of new employer securities for such Stock or for the proceeds of any disposition of such Stock. Pending the substitution of new employer securities or the termination of the Plan and trust, the Trust Fund shall be invested in such securities as the Trustee shall determine; provided, however, that, pending such investment, the Trustee shall invest the cash proceeds in short-term securities issued by the United States of America or any agency or instrumentality thereof or any other investments of a short-term nature, including corporate obligations or participations therein and interim collective or common investment funds.


                                  ARTICLE NINE
                                  MEMBER LOANS
                        BEFORE TERMINATION OF EMPLOYMENT

9.1 REQUEST FOR A LOAN; CONSEQUENCES OF REQUEST. At any time before Termination of Employment, a Member may make a request, in a manner and by the date required by the Plan Administrator, for a loan of a whole dollar amount from his or her Accounts. By making such a request, the Member (A) specifies the amount and the term of the loan, (B) agrees to the annual percentage rate of interest, (C) agrees to the finance charge, (D) promises to repay the loan, and (E) authorizes the Company to make regular payroll deductions to repay the loan. Loans will be permitted only if all of the conditions described in the next paragraph are satisfied. Permitted loans will be deducted from Member Accounts as of the Loan Valuation Date, and will be paid in cash as soon as practicable thereafter. Amounts so deducted will not participate in the investment experience of the Plan.

9.2  CONDITIONS FOR TAKING A LOAN.

         (A) MINIMUM LOAN AMOUNT. The loan must be at least $1,000, but cannot exceed the lesser of: (a) 50% of the Member's Vested Share (determined based on the most recent information available to the Plan Administrator), or (b) $50,000 minus the Member's highest outstanding loan balance (if any) during the preceding one year period.

         (B) ORDER OF SOURCES FOR LOANS. Loans can only be taken from the Accounts listed in Section 9.3, and they must also be taken according to the order of sources for loans listed in that Section, such that a the full amount must be borrowed from each source on the list, beginning with the first source on the list, before any amount may be borrowed from the next source on the list (unless otherwise stated on the list).

         (C) REQUIRED TERM AND REPAYMENT SCHEDULE. The loan must be repaid no less frequently than on a monthly basis over a period of twelve, twenty-four, thirty-six, forty-eight or sixty months, except that a Member who requests a loan to buy his or her own principal residence may repay the loan over a period of seventy-two through one hundred-eighty months, in twelve month increments. Extensions of loan terms will not be permitted after a loan is made.

         (D) MAXIMUM NUMBER OF LOANS. A Member may have no more than two loans outstanding at any time.

         (E) OTHER CONDITIONS. The Plan Administrator may make such additional conditions or rules for taking loans as may be determined appropriate in its sole discretion, which conditions shall be in writing and communicated to Members. Such written conditions are incorporated herein by reference.

9.3  ORDER OF SOURCES FOR LOANS.

         (A) Basic Before-Tax and Supplemental Before-Tax Accounts.

         (B) Basic After-Tax Investment Account.

         (C) Supplemental After-Tax Investment Account (excluding any part of the Account attributable to Prior Plan Transfers).

         (D) Prior Plan Transfers.

         (E) Rollover Account.

         (F) ESOP Account.

         (F) Floor Company Contributions in the Company Contribution Account.

         (G) Vested Matching Company Contributions in the Company Contribution Account.

9.4 INTEREST RATES FOR LOANS. The Plan Administrator shall establish and communicate to Members a reasonable rate of interest for loans that it determines to be commensurate with the interest rates charged by persons in the business of lending money for loans similar circumstances, which interest rate shall remain in effect for the term of the loan. Such rate shall be determined as follows: On the last business day of February, May, August, and November of each Plan Year, the Plan Administrator shall determine the prime rate published in the Wall Street Journal on that day, and then add 1% to that prime rate (the "Applicable Interest Rate"). The Plan Administrator shall then set the Plan loan interest rate for the next calendar quarter equal to the Applicable Interest Rate.

9.5 OTHER REPAYMENT TERMS; PREPAYMENT. Loan repayments will be made to the Accounts from which the loan was taken in reverse order, beginning with the last source in Section 9.3 from which the loan was taken, and working backwards to the first source. Repayments will be invested in the Investment Funds in accordance with the Member's investment elections at the time of repayment. No loan repayment will be credited with investment experience under the Plan until the first business day after the month in which the repayment was made. The entire outstanding balance of a loan may be prepaid at any time, with interest through the date of prepayment. The date of prepayment will be the last business day of the month in which the prepayment was made.

9.6 LOAN DEFAULT DURING EMPLOYMENT. Under certain circumstances, including, but not limited to, the failure of a Member to make repayment of a loan for sixty
(60) days, or the impending bankruptcy of the Member, the Plan Administrator may declare a Member's loan to be in default. In the event default is declared, the outstanding loan balance and any accrued interest may be treated as a withdrawal before Termination of Employment under Article Nine to the extent that the Member is eligible to make such a withdrawal.

9.7 OUTSTANDING LOAN BALANCE AT TERMINATION OF EMPLOYMENT. Upon the Termination of Employment of a Member with an outstanding loan balance, such balance shall become due and payable and shall either be canceled or, if the Member so elects, prepaid in full to his or her Accounts with interest to the date of prepayment. Any prepayment must be made by the Valuation Date following Termination of Employment or, if earlier, the Valuation Date that applies to the Member's distribution or deferral election.

9.8 DEATH AFTER REQUEST FOR LOAN. If a Member requests a loan and dies after the issuance of any check for any part of such loan, but before negotiation of such check, then any unpaid part of the loan as represented by the non-negotiated check will be paid to the Member's estate. If a Member requests a loan and dies before the issuance of any check for any part of such loan, then the request for the loan shall be null and void with respect to the part of the loan represented by the check that was not issued. For purposes of this Section, a check will be considered issued on the earlier of (i) the date of issuance shown on the check, or (ii) the Loan Valuation Date.

                                   ARTICLE TEN
                               MEMBER WITHDRAWALS
                        BEFORE TERMINATION OF EMPLOYMENT

10.1 NON-HARDSHIP WITHDRAWALS.

         (A) REQUEST FOR A NON-HARDSHIP WITHDRAWAL. At any time before Termination of Employment, a Member may make a request, in a manner and by the date required by the Plan Administrator, for a non-hardship withdrawal of a dollar or percentage amount from his or her Accounts. Non-hardship withdrawals will be permitted to the extent that the conditions of Section 10.1(B) are satisfied. Permitted non-hardship withdrawals will be deducted from a Member's Accounts as of the Withdrawal Valuation Date, and will be paid in cash as soon as practicable thereafter. Amounts so deducted will not participate in the investment experience of the Plan. A Member who takes a non-hardship withdrawal shall not be required to cease contributing Basic and Supplemental Savings under the Plan.

         (B) CONDITIONS FOR NON-HARDSHIP WITHDRAWALS.

                  (i) MINIMUM AMOUNT FOR WITHDRAWAL. The amount for withdrawal must be at least $500.

                  (ii) PRORATION OF WITHDRAWAL AMONG ACCOUNTS. Withdrawals by Members with Accounts in more than one Investment Fund must be prorated among such Accounts based on their respective values.

                  (iii) ORDER OF SOURCES FOR WITHDRAWALS. Withdrawals can only be taken with respect to all or a portion of the Accounts listed in Section 10.1(C), and they must also be taken according to the order of sources for withdrawals listed in
                  Section 10.1(C), such that the full amount must be withdrawn from each source on the list, beginning with the first source on the list, before any amount may be withdrawn from the next source on the list (unless otherwise stated on the list).

                  (iv) OTHER CONDITIONS. The Plan Administrator may make such additional conditions or rules for making non-hardship withdrawals as may be determined appropriate in its sole discretion, which conditions shall be in writing and communicated to Members. Such written conditions are incorporated herein by reference.

         (C) ORDER OF SOURCES FOR NON-HARDSHIP WITHDRAWALS.

                  (i)  Supplemental After-Tax Investment Account

                  (ii) Rollover Account

                  (iii) Basic After-Tax Investment Account.

                  (iv) ESOP Account.

                  (v) Floor Company Contributions in the Company Contribution Account, except that a Member who has completed less than 60 months of Service may only withdraw the Floor Company Contributions that were made more than 24 months before the proposed withdrawal date (and after withdrawing the available amounts, such a Member may withdraw amounts from the source described in the next paragraph).

                  (vi) Vested Matching Company Contributions in the Company Contribution Account, except that a Member who has completed less than 60 months of Service may only withdraw the Vested Matching Company Contributions that were made more than 24 months before the proposed withdrawal date.

         (D) NON-HARDSHIP WITHDRAWAL OF BEFORE-TAX SAVINGS AT AGE 591/2. A Member who has reached age 59-1/2 may, without regard to financial hardship, withdraw all or a portion of his or her Basic Before-Tax Investment Account and Supplemental Before-Tax Investment Account.

10.2   HARDSHIP WITHDRAWALS

         (A) ABILITY TO MAKE HARDSHIP WITHDRAWALS. Except as provided in Appendix A, a Member who has not reached age 59-1/2 and who satisfies all of the requirements of this Section 10.2 may make a hardship withdrawal of all or a portion of his or her Supplemental Before-Tax Investment Account, Basic Before-Tax Investment Account, and the amount of his or her Company Contribution Account attributable to Prior Plan Transfers, other than the portion of each such Account that represents earnings credited to the Account after December 31, 1988. A Member who has reached age 59-1/2 may withdraw all or a portion of the foregoing Accounts without regard to financial hardship.

         (B) BONA FIDE FINANCIAL HARDSHIP AND IMMEDIATE AND HEAVY FINANCIAL NEED REQUIRED. A hardship withdrawal will not be permitted unless the Member establishes to the satisfaction of the Hardship Committee that a bona fide financial hardship exists. For this purpose, a bona fide financial hardship means an immediate and heavy need to draw on financial resources not reasonably available from other sources of the Member. Bona fide financial hardships shall include (i) cash down payments and/or closing costs associated with the purchase of a Member's principal residence, (ii) medical expenses for a Member, spouse or dependents, (iii) expenses necessary for such persons to obtain medical care that are not paid or reimbursed by insurance, (iv) room and board expenses, tuition expenses and related educational fees for post-secondary education for such persons for the next academic year, (v) payments to prevent the eviction of a Member from his or her principal residence or the foreclosure of a mortgage on such residence, and (vi) any other reasons deemed appropriate by the Hardship Committee. A Member may demonstrate lack of other reasonably available financial resources by disclosing details of his or her personal and family finances. Alternatively, the Hardship Committee may deem that the Member has no other financial resources reasonably available if (a) the Member agrees to suspend all Before-Tax Savings and After-Tax Savings for a 12 month period as described in Article Four, and (b) in the calendar year in which the Member may begin again to contribute savings under the Plan, to have his or her maximum permissible Before-Tax Savings reduced by any Before-Tax Savings contributed during the previous calendar year. The Hardship Committee shall make determinations of financial hardship in a uniform and nondiscriminatory manner, with reference to all the relevant facts and circumstances and in accordance with applicable tax law under Code
         Section 401(k).

         (D) WITHDRAWAL LIMITED TO FINANCIAL NEED (PLUS TAXES). The amount of a hardship withdrawal cannot exceed the amount of the immediate and heavy financial need demonstrated by the Member (plus applicable taxes on the withdrawal). For this purpose, loans and amounts withdrawn from other Accounts will be considered.

         (E) ALL AVAILABLE LOANS AND DISTRIBUTIONS MUST BE TAKEN FIRST. A hardship withdrawal will not be permitted unless the Member has obtained (i) all distributions (other than hardship distributions) available under all other retirement plans (including this Plan) maintained by the Company, and (ii) all non-taxable loans available under all retirement plans maintained by the Company, including this Plan, provided that making the payments on such loans does not result in a financial hardship for the Member.

10.3 PENALTY FOR MAKING WITHDRAWALS FROM CERTAIN ACCOUNTS. Matching Company Contributions under Article 5 will be suspended for three months after the applicable Withdrawal Valuation Date for any Member who has not reached age 59-1/2 and who makes a non-hardship or hardship withdrawal of any amount from his or her Basic After-Tax Investment Account, or any amount of Vested Matching Company Contributions from his or her Company Contribution Account.

10.4 DEATH AFTER REQUEST FOR WITHDRAWAL. If a Member dies after requesting a withdrawal, payment of the withdrawn amounts will be made (or will not be made) in accordance with the rules in Article Nine for death after a loan request.

10.5 DIRECT ROLLOVER OF WITHDRAWALS. Withdrawals may qualify as "eligible rollover distributions" to the extent permitted by Article Eleven.

                                 ARTICLE ELEVEN
                           DISTRIBUTIONS FROM ACCOUNTS

11.1 TYPES OF DISTRIBUTIONS

         (A) DISTRIBUTION OR DEFERRAL FOR MEMBERS UNDER AGE 70-1/2. Upon Termination of Employment, a Member may request a distribution of the value of his or her Vested Share. If a Member does not make such a request, and the value of such Vested Share is less than $5,000, such value will be paid to the Member in a single lump sum cash payment as soon as practicable. If a Member does not make such a request, and the value of the Member's Vested share is $5,000 or more, the Member shall be deemed to request a deferral of the distribution of such Vested Share until such time that the Member reaches age 70 1/2. Such a Member automatically shall become a Deferred Member, and may request a distribution of all or part of the Vested Share at any time before reaching age 70-1/2 (subject to a minimum distribution amount of $500 for any partial distribution) in accordance with the Plan.

         (B) DISTRIBUTIONS TO CERTAIN MEMBERS WHO HAVE REACHED AGE 70-1/2. Effective January 1, 1998 or such later date as determined by the Plan Administrator, except as provided below, a Member who reaches age 70-1/2 on or after January 1, 1997 is not required to commence distribution of his or her Vested Share until Termination of his or her Employment. However, such a Member may request a distribution of all or part of such Vested Share at any time after reaching age 70-1/2 (subject to a minimum distribution amount of $500 for any partial distribution). A Member who reaches age 70-1/2 on or after January 1, 1988 but before January 1, 1997 must have commenced distribution of his or her Vested Share by no later than the April 1 following the year in which he or she attains age 70-1/2. A Deferred Member or a Member who is a "5 percent owner" as defined in Code Section 414(q)(1) and (3) must commence distribution of his or her Vested Share by no later than the April 1 following the year in which he or she reaches age 70-1/2. The Vested Share of such Member shall be paid under the payment method described in Section 11.6(A) below assuming the maximum allowable number of payments based upon the Member's age, if permissible under the terms of that payment method. If payment under the terms of that payment method is not permissible, the Vested Share of the Member shall be paid in an immediate lump sum. Alternatively, the Member may elect that his or her Vested Share be paid under the payment method described in Section 11.6(B) below, if permissible under the terms of that payment method, or in an immediate lump sum. Payment of the Vested Share of a Member who has reached age 70-1/2 pursuant to this Section shall be made no less frequently than annually, and once such payment has commenced, the Member may not elect an alternate method for payment of such Vested Share while the Member is still an Employee.

         (C) DISTRIBUTION TO BENEFICIARY IN THE EVENT OF DEATH. Upon the death of a Member or Deferred Member, the value of such Member's or Deferred Member's Vested Share shall be distributed to his or her Beneficiary. If the Member's or the Deferred Member's Beneficiary is not the spouse of such Member or Deferred Member, the value of the Member's or Deferred Member's Vested Share shall be distributed to the Beneficiary within one year from the Member's or Deferred Member's date of death. However, if the Member's or Deferred Member's Beneficiary is his or her spouse and the value of the Vested Share to be distributed to the spouse Beneficiary exceeds $5,000, such spouse Beneficiary may elect to defer receipt of the Member's or Deferred Member's Vested Share until the year in which the Member or Deferred Member would have reached age 70-1/2. If the value of the Vested Share to be distributed to a spouse Beneficiary exceeds $5,000 and such spouse Beneficiary neither files application for distribution of such Vested Share nor elects to defer receipt of such Vested Share, then such spouse Beneficiary shall be deemed to have deferred receipt of such Vested Share until the Member or Deferred Member would have attained age 70 1/2. A spouse beneficiary may, however, file application for distribution of all or part of such Vested Share at any time prior to the year in which the Member or Deferred Member would have attained age 70 1/2, subject to a minimum distribution amount of $500 for any partial distribution.

11.2 MANNER OF REQUESTING DISTRIBUTION. All requests for any distributions permitted by this Article Eleven shall be made in a manner and by the date required by the Plan Administrator. No distribution will be made unless the procedures prescribed by the Plan Administrator are properly followed.

11.3 VALUATION OF DISTRIBUTION. Distributions will be valued as of the date that the Plan Administrator (or designee) receives a properly completed distribution request, which date shall be treated as the Valuation Date that applies to the distribution.

11.4 TIME OF DISTRIBUTION. All distributions will be paid to the appropriate payee as soon as practicable following the applicable Valuation Date. If part of a distribution is to be made in the form of stock, the stock will be distributed after the cash part of the distribution.

11.5 FORM OF DISTRIBUTION. Except as otherwise provided in the Plan (including Appendix A), distributions shall be made in a form determined under the rules of this Section.

         (A) STOCK DISTRIBUTIONS. Distributions from The Hartford Company Stock Fund and the Hartford Life Company Stock Fund shall be made in the form of stock of the applicable Company, except that: (i) fractional shares will be paid in cash, and (ii) a recipient may request that such amounts be paid in cash.

         (B) LUMP SUM CASH DISTRIBUTIONS. Distributions from any Investment Fund other than The Hartford Company Stock Fund or The Hartford Life Company Stock Fund shall be paid in cash in a single lump sum, unless otherwise permitted by the Plan.

         (C) PERIODIC CASH DISTRIBUTIONS. So long as the Member or Deferred Member's Vested Share is at least $5,000 and the first payment is at least $1,000, one of the two forms of periodic cash distribution described in Section 11.6 below may be requested by (i) a Member whose employment terminates after reaching age 55, (ii) a Member whose employment terminates before reaching age 55 due to Retirement or Disability, and (iii) a Deferred Member who has reached age 55.

         (D) PRIOR PLAN TRANSFERS. Alternative methods of distribution may apply to that portion of an Account attributable to a Prior Plan Transfer.

11.6 DISTRIBUTION OF PERIODIC PAYMENTS. A person described in Section 11.5(C) may request one of the forms of periodic cash distributions described in this Section.

         (A) ANNUAL CASH INSTALLMENTS OVER A SELECTED PERIOD OF YEARS. Annual cash payments may be made over a period of years selected by the recipient that does not exceed the lesser of (i) 20 years, (ii) the number of years comprising the life expectancy of the recipient alone if the recipient is unmarried or is a Spouse Beneficiary, or the number of years comprising the joint life expectancy of the recipient (other than a Spouse Beneficiary) and spouse if the recipient is married, such expectancies to be determined under the rules of Section 11.6(B). The first of such payments shall be made as soon as practicable after the applicable Valuation Date, and the remaining payments shall be made annually on each anniversary thereafter. The amount of each payment shall be determined by multiplying the value of the recipient's Accounts as of the applicable Valuation Date by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years in the selected period.

         (B) ANNUAL CASH INSTALLMENTS OVER EXPECTED LIFE. Annual Cash payments may be made over the period of years comprising the recipient's life expectancy, as actuarially determined at the time of the first installment, and as redetermined annually thereafter. The first of such payments will be made as soon as practicable after the applicable Valuation Date, and the remaining payments shall be made annually on each anniversary thereafter. The amount of each payment shall be determined by multiplying the value of the recipient's Accounts as of the applicable Valuation Date by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years and any fraction of years that comprises the recipient's life expectancy, based on his or her age and the mortality table (to be approved by the Plan Administrator) at the time the particular installment is payable. Accounts.

         (C) LATER DISTRIBUTION OF LUMP SUM PAYMENT. A person who previously requested or is otherwise receiving a distribution of periodic payments under this Section may, at any time thereafter, request a lump sum cash distribution of the value of any unpaid installments.

11.7 DISTRIBUTION IN THE EVENT OF DEATH.

         (A) DEATH OF MEMBER OR DEFERRED MEMBER AFTER REQUESTING NON-PERIODIC DISTRIBUTION. If a Member or Deferred Member requests a non-periodic distribution and dies after the applicable Valuation Date or the issuance of any check for any part of such distribution, but before negotiating any check comprising such distribution, the distribution shall be paid to his or her estate. If such a person dies before the Valuation Date or issuance of such a check, then the distribution shall be paid to his or her Beneficiary. For purposes of this paragraph, a check will be considered issued on the earlier of (i) the date of issuance shown on the check, or (ii) the Valuation Date.

         (B) DEATH OF MEMBER OR DEFERRED MEMBER AFTER REQUESTING PERIODIC DISTRIBUTION. If a Member or Deferred Member requests a periodic distribution permitted by Section 11.6, but dies before all of the installments comprising such distribution are paid, then (i) if the Beneficiary of such Member or Deferred Member is not a spouse, and if an installment is paid with a Valuation Date that occurred before his or her death and before the negotiation of the check comprising such installment, then such installment shall be paid to his or her estate, and the remaining value of the Accounts in question shall be paid to his or her Beneficiary in a single lump sum cash payment, or (ii) if the Beneficiary of the Member or Deferred Member is a spouse, then such spouse Beneficiary may continue receiving periodic distributions (in accordance with the distribution method in place at the time of death), or may request a lump sum distribution of the value of the Accounts as permitted by the Plan (and no deferral of receipt of such value will be permitted).

         (C) DEATH OF SPOUSE BENEFICIARY. If a spouse Beneficiary with Accounts in the Plan dies, payment of the remaining value of such Accounts shall be made to the Beneficiary of such spouse, if any, or if none, to the estate of such spouse, in each case such payment to be made in the form of a single lump sum cash payment.

         (D) PROOF OF DEATH AND RIGHTS OF BENEFICIARIES; DISPUTES. The Pension Administration Committee and/or the Plan Administrator may require and rely on such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of the Accounts of a deceased Member, Deferred Member or Beneficiary as determined appropriate, and the determination of the rights of Beneficiaries or other persons to receive payment shall be conclusive. Payment to any Beneficiary shall be final and shall fully satisfy and discharge the obligation of the Plan with respect to any and all Accounts of a deceased Member or Deferred Member. In the event of a dispute regarding an Account, the Pension Administration Committee may make a final determination, or initiate or participate in any action or proceeding as may be necessary or appropriate to determine any Beneficiary under the Plan. During the pendency of any action or proceeding, the Pension Administration Committee may deposit an amount equal to the disputed payment with a court and such deposit shall relieve the Plan of all of its obligation with respect to any such disputed Accounts. Alternatively such Committee, at its discretion, may direct any disputed

         Accounts be invested in the Investment Fund involving the least risk of loss of assets (as determined in the sole discretion of such Committee) pending resolution of the dispute regarding such Accounts.

11.8  DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS.

         (A) DEFINITIONS. For purposes of this Section, the following definitions shall apply:

                  (i) "DISTRIBUTEE" includes a Member or Deferred Member, his or her spouse Beneficiary, and any spouse or former spouse who is an alternate payee under QDRO pursuant to Article Twelve.

                  (ii) "ELIGIBLE ROLLOVER DISTRIBUTION" is a withdrawal or distribution of any part of a person's Vested Share, except:
                  (a) any distribution that is one of a series of substantially equal periodic payments made for the life or life expectancy of the Distributee, or for a specified period of ten years or more, (b) any distribution required under Code Section 401(a)(9), (c) any portion of a distribution not includable in gross income, and (d) any other distribution that is not qualify as an eligible rollover distribution under the Code.

                  (iii) "ELIGIBLE RETIREMENT PLAN" means (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b), (c) an annuity plan described in Code Section 403(a), or (d) a qualified plan described in Code Section 401(a) that accepts the Eligible Rollover Distribution. Notwithstanding the foregoing, for a spouse Beneficiary, an Eligible Retirement Plan shall only include an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).

                  (iv) "DIRECT ROLLOVER" means a payment by the Plan directly to the Eligible Retirement Plan specified by the distributee in cash and/or shares.

         (B) ABILITY TO REQUEST A DIRECT ROLLOVER. If the Plan Administrator determines that a withdrawal or distribution hereunder qualifies as an Eligible Rollover Distribution, the Distributee may request a Direct Rollover of all or part of such withdrawal or distribution to one or two Eligible Retirement Plans that accept such Direct Rollover.

         (C) DIRECT ROLLOVERS NOT PERMITTED IN CERTAIN CIRCUMSTANCES. In the event that the provisions of this Section 11.8 or any part hereof ceases to be required by law, than this Section or the part not required automatically shall be of no further force or effect.

11.9 ELECTIVE TRANSFERS FROM PLAN. A distribution or withdrawal from the Plan shall be eligible for an elective transfer to a qualified transferee employee plan, and as such will generally be treated as a distribution of a Member's accrued benefit under the Plan (but shall not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9)), only if all of the following requirements are satisfied: (A) the transfer must be payable proximate to, and solely on account of, a disposition of assets or a subsidiary described in Code Sections 401(k)(10), (B) the transfer must satisfy the requirements of Code Section 414(l), (C) the transfer must be conditioned upon a voluntary, fully informed election by the Member to make the transfer, and in making such election, the Member must have the option of retaining his or her Account benefits (including all optional forms of benefit) under this Plan,
(D) if Code Sections 401(a)(11) and 417 otherwise apply to the Account, the spousal consent requirements of those Section must be met with respect to the transfer, (E) the notice requirement described in Code Section 417, if applicable, must be met with respect to the Member and spousal transfer election, (E) the Accounts to be transferred must be eligible for immediate distribution or withdrawal under the Plan, (F) the amount of the benefit transferred must be equal to the transferor's entire nonforfeitable Account balance under the Plan, and (G) the Member must be fully vested in the transferred benefit under the transferee plan.



                                 ARTICLE TWELVE
                       QUALIFIED DOMESTIC RELATIONS ORDERS

12.1 PROCEDURES FOR QDROS. The Pension Administration Committee shall establish procedures consistent with Code Section 414(p) to determine the qualified status of any Domestic Relations Order, which shall be referred to herein as a "DRO" and which means a judgment, decree or order or any modification thereof ((including approval of a property settlement agreement) that (A) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child, or other dependent of a Member, and (B) is made pursuant to a state domestic relations law (including a community property law). Such Committee shall also establish procedures to administer any QDRO (as defined below), and to provide all notices required by Code Section 414(p) to the Member, and to the Alternate Payee, which shall mean a spouse, former spouse, child or other dependent of a Member who is recognized by a DRO as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member. All procedures so established shall be binding on all Members, Deferred Members and Alternate Payees.

12.3 DETERMINATION OF QDRO STATUS. Within a reasonable period of time after the receipt of a DRO (or any modification thereof), the Pension Administration Committee or designee shall determine whether such order qualifies a s qualified domestic relations order under Code Section 414(p) Any DRO that so qualifies shall be considered a "QDRO" for purposes of this Article Twelve. A DRO shall not fail to qualify as a QDRO merely because it provides for payment to the Alternate Payee before the Member's Termination of Employment.

12.4 ESTABLISHMENT OF TEMPORARY HOLDING ACCOUNT. If, during any period in which the issue of whether a DRO qualifies as a QDRO is being determined, an Alternate Payee would be entitled to payment if the order were determined to be a QDRO, the Pension Administration or designee shall cause to be segregated in a separate account all amounts that would be payable to the any Alternate Payee during such period if the order were determined to be a QDRO. Notwithstanding anything herein to the contrary, (A) any amounts held in such an account shall not be eligible for withdrawal or distribution from the Plan, and (B) such amounts shall not be counted in determining the maximum amount available for a loan under Article Ten.

12.5 PAYMENT FROM TEMPORARY HOLDING ACCOUNT IN CERTAIN CASES. If, by the expiration of the 18 month period beginning on the date the first payment would be required to be made to an Alternate Payee under a DRO, either (i) it is determined that the DRO does not qualify as a QDRO, or the issue as to whether the DRO so qualifies has not been resolved, the Pension Administration Committee or designee shall cause to be paid all amounts which have been segregated pursuant to Section 12.4, including any earnings having accrued thereon, to the person who would have been entitled to such amounts if there had been no DRO. Notwithstanding the foregoing, if the Member or his or her Beneficiaries are not yet entitled, or have not elected, to receive benefit payments under the Plan, such segregated amounts, including all earnings having accrued thereon, shall be restored to the Member's Accounts and invested in accordance with the investment election most recently submitted by the Member under Article Eight.

12.6 PAYMENT TO ALTERNATE PAYEE OF ORDER IF DETERMINED TO BE A QDRO. If a QDRO is determined to exist, (i) the Trustee shall be instructed to apply, on a prospective basis, the terms and provisions of such QDRO, and (ii) any unpaid amounts segregated under this Article Twelve shall be paid in accordance with the Plan, including any earnings having accrued thereon, shall be paid in accordance to the applicable Alternate Payee in a cash lump sum amount as soon as practicable thereafter.

12.5 SUBSEQUENT DETERMINATION OR ORDER TO BE APPLIED PROSPECTIVELY. If , after the expiration of the 18-month period beginning on the date the first payment would be required to be made to an Alternate Payee under a DRO, such DRO is determined to qualify as a QDRO, such QDRO shall be applied prospectively only.

                                ARTICLE THIRTEEN
                                 GENERAL MATTERS
                             RELATING TO COMMITTEES

13.1 APPOINTMENT OF COMMITTEES. From time to time, the Board of Directors or an officer of Hartford Fire to whom authority has been delegated by the Board shall appoint a Pension Administration Committee, a Pension Fund Trust and Investment Committee, and a Hardship Committee to serve at the pleasure of the Board or appointing officer, each such Committee to be comprised of the number of members set forth herein. The Board of Directors or appointing officer may also designate alternate Committee members to act in the absence of regular Committee members. The Board of Directors or appointing officer shall designate a Chairman from among the regular members of each Committee, and shall also designate a Secretary from among the members of each Committee who may be, but need not be, one of the members thereof. Any person so appointed may resign at any time by delivering his or her written resignation to the Secretary of Hartford Fire and the Chairman or Secretary of his or Committee.

The Pension Administration shall be comprised of not less than five persons. The Pension Fund Trust and Investment Committee shall be comprised of not less than four persons, and the Hardship Committee shall be comprised of not less than three persons. Notwithstanding any vacancies, the Pension Administration Committee and the Pension Fund Trust and Investment Committee each may act as long as there are at least three members of thereof, and the Hardship Committee may act as long as there are at least two members thereof.

13.2 COMMITTEES TO BE NAMED FIDUCIARIES. Each Committee appointed pursuant to the Plan is designated as a named fiduciary within the meaning of Section 402(a) of ERISA.

13.3 AUTHORITY OF COMMITTEES. Each Committee shall have the authority, powers and responsibilities set forth in the Plan, and shall also have such authority, powers and responsibilities as may from time to time be delegated or allocated to them by resolutions of the Board of Directors, including, but not limited to, powers reserved to the Board of Directors to the extent specifically delegated to a particular Committee by the Board of Directors.

13.4 ACTION BY COMMITTEES. Action by each Committee may be taken by majority vote of its members and/or alternate members at a meeting upon such notice, or upon waiver of notice, and at such time and place as each Committee may determine from time to time; or action may be taken by written consent of a majority of the members of the Committee without a meeting with the same effect for all purposes as if assented to at a meeting.

13.5 POLICIES AND PROCEDURES OF COMMITTEES. Each Committee shall establish such policies, procedures, rules and regulations as such Committees may deem necessary to carry out the provisions of the Plan and transactions of their business.

13.6 APPOINTMENT OF SUBCOMMITTEES. Each Committee may appoint from among their members such subcommittees with such powers as may be determined appropriate by the appointing Committee, and each may authorize one or more of its members or any agent to execute or deliver any instrument, make any payment, or take any other action on behalf of the appointing Committee.

13.7 DELEGATION OF COMMITTEE AUTHORITY. Each Committee may in its sole discretion delegate to one or more of its members or alternate members, or to an administrator or manager, or to such other individual or agent as may be selected by the Committee, all or a portion of its authority, powers and responsibilities, including the authority to supervise the conduct of the daily affairs of the Committee, or to take any other action on behalf of the delegating Committee as may be determined appropriate by the Committee in its sole discretion (including the execution or delivery of any instrument or the making of any payment on behalf of the Committee), each of which of the foregoing shall be carried out in accordance with the provisions of the Plan and any policies which may from time to time be established by the delegating Committee.

13.8 USE OF EXPERTS BY COMMITTEES. Each Committee may retain counsel, employ agents and provide for such clerical, accounting and their services as it may require in carrying out its responsibilities under the Plan.

13.9 COMPENSATION OF COMMITTEE MEMBERS. No member of any Committee shall receive any compensation for his or her services as such, and except as required by law, no bonds or other security shall be required of him or her in such capacity in any jurisdiction.

13.10 LIABILITY OF COMMITTEE MEMBERS. Each of the members of the Committees shall use that degree of care, skill, prudence and diligence in carrying out their duties that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of a similar situation. Committee members shall not be liable for the breach of fiduciary responsibility of another fiduciary unless: (A) he or she participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach, (B) by his or her failure to discharge his or her duties solely in the interest of the Members and other persons entitled to benefits under the Plan, for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the Plan not met by the Company, he or she has enabled such other fiduciary to commit a breach, (C) he or she has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach, or (D) if the Committee of which he or she is a member improperly allocates responsibilities among its members or to others and he or she fails to review prudently such allocation.

                                ARTICLE FOURTEEN
                            ADMINISTRATION OF PLAN -
                        PENSION ADMINISTRATION COMMITTEE

14.1 COMPOSITION OF PENSION ADMINISTRATION COMMITTEE. The Pension Administration Committee shall be comprised of not less than five members. Notwithstanding any vacancies in memberships, the Pension Administration Committee may act so long as at least three memberships are filled.

14.2 AUTHORITY AND RESPONSIBILITIES OF PENSION ADMINISTRATION COMMITTEE. The Pension Administration Committee shall be responsible, except as otherwise herein expressly provided, for general supervision of the administration of the Plan. Said Committee shall also have such authority, powers and responsibilities as are set forth in the Plan or may be delegated by the Board of Directors as provided in Article Thirteen. Said Committee shall also have the right to exercise powers reserved to the Board of Directors hereunder, including the right to amend the Plan, to the extent that, in the judgment of said Committee, the exercise of such powers does not involve any material cost to the Company.

14.3 CONFIDENTIALITY OF INFORMATION. For purposes of the regulations under
Section 404(c) of ERISA, the Pension Administration Committee shall be designated the fiduciary responsible for safeguarding the confidentiality of all information relating to the purchase, sale and holding of employer securities and the exercise of shareholder rights appurtenant thereto. The Pension Administration Committee shall safeguard such information pursuant to written procedures providing for such confidentiality. In addition, for purposes of avoiding any situation for undue employer influence in the exercise of any shareholder rights, the Pension Administration Committee shall appoint an independent fiduciary, who shall not be affiliated with any sponsor of the Plan, to ensure the maintenance of confidentiality pursuant to the regulations under
Section 404(c) of ERISA.

14.4 INTERPRETATION OF THE PLAN. Except as to matters which are required by law to be determined or performed by the Board of Directors, or which from time to time the Board of Directors may reserve to itself or allocate or delegate to officers of Hartford Fire or to another Committee, the Pension Administration Committee shall have the full discretionary authority to determine all questions and to make all factual determinations regarding any and all matters arising in the administration, interpretation and application of the Plan, including the right to remedy possible ambiguities, inequities, inconsistencies or omissions. Such determinations (any such determinations as may be made by the Board of Directors with respect to any of the foregoing matters) shall be final, conclusive and binding on all parties.

14.5 DELEGATION OF AUTHORITY TO PLAN ADMINISTRATOR. The Pension Administration Committee may delegate to the Plan Administrator or other administrator the responsibility of administering and operating the details of the Plan in accordance with the provisions of the Plan and any policies which may from time to time be established by the Pension Administration Committee.


                                 ARTICLE FIFTEEN
                        MANAGEMENT OF INVESTMENT FUNDS -
                  PENSION FUND TRUST AND INVESTMENT COMMITTEE

15.1 COMPOSITION OF PENSION FUND TRUST AND INVESTMENT COMMITTEE. The Pension Fund Trust and Investment Committee shall be comprised of not less than four members. Notwithstanding any vacancies in memberships, the Pension Fund Trust and Investment Committee may act so long as at least three memberships are filled.

15.2 AUTHORITY AND RESPONSIBILITIES OF PENSION FUND TRUST AND INVESTMENT COMMITTEE. The Pension Fund Trust and Investment Committee shall be responsible, except as otherwise herein expressly provided, for directing and coordinating all activity relating to the investment management of the assets of the Plan. Said Committee shall also have such authority, powers and responsibilities as are set forth in the Plan or may be delegated by the Board of Directors as provided in Article Thirteen, including, but not limited to the following: (A) Establishment of one or more trusts for the Plan and any funding agreements for the Plan, (B) Selection and appointment of the Trustee and any funding agents,
(C) Provide, consistent with the provisions of the Plan and applicable trusts, direction to the Trustee, which may involve but need not be limited to direction of investment of all or a part of the Plan assets, and (D) Appoint and provide for use of investment advisors and investment managers. In discharging the foregoing responsibilities, the Pension Fund Trust and Investment Committee shall evaluate and monitor the investment performance of the Trustee and investment managers, if any.

15.3 TRUST FUND. All of the funds of the Plan shall be held by a Trustee appointed from time to time by the Pension Fund Trust and Investment Committee in one or more trusts under a trust instrument or instruments approved or authorized by said Committee for use in providing the benefits of the Plan; provided that no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries.

15.4 REPORTS TO MEMBERS AND DEFERRED MEMBERS. At least annually at a time to be determined by the Pension Administration Committee, each Member and Deferred Member shall be furnished a statement setting forth the value of each of his or her Accounts, together with a statement of the amounts contributed to each such Account by the Member or Deferred Member and by the Company and the vested amount of the Company Contribution Account or the earliest time a portion of the

Company Contribution Account will become vested.

15.5 FISCAL YEAR. The fiscal year of the Plan and the trust shall end on the 30th day of December in 1997, and shall end on the 31st day of December in years after 1997 or such other date as may be designated by the Pension Fund Trust and Investment Committee.


                                 ARTICLE SIXTEEN
                             HARDSHIP WITHDRAWALS -
                               HARDSHIP COMMITTEE

16.1 COMPOSITION OF HARDSHIP COMMITTEE. The Hardship Administration Committee shall be comprised of not less than three members. Notwithstanding any vacancies in memberships, the Pension Administration Committee may act so long as it has at least two memberships are filled.

16.2 AUTHORITY AND RESPONSIBILITIES OF HARDSHIP COMMITTEE. The Hardship Committee shall be responsible, except as otherwise herein expressly provided, for determining whether a bona fide financial hardship exists as a condition for a Member's withdrawal from his or her Supplemental Before-Tax Investment Account and his or her Basic Before-Tax Investment Account under the Plan. Said Committee shall also have such authority, powers and responsibilities as are set forth in the Plan or may be delegated by the Board of Directors as provided in Article Thirteen.

16.3 DETERMINATION OF FINANCIAL HARDSHIP. In determining whether a bona fide financial hardship exists in a particular case, the Hardship Committee shall take into account all pertinent facts and circumstances and shall base its determination on the meaning of the term hardship under the applicable tax laws, including cases and Internal Revenue Service guidelines. A determination by the Hardship Committee as to the existence or absence of a hardship shall be final, conclusive and binding on all parties.


                                ARTICLE SEVENTEEN
                      GENERAL AND ADMINISTRATIVE PROVISIONS

17.1 NO RIGHT TO EMPLOYMENT. Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Company.

17.2 INALIENABILITY OF BENEFITS. Except as specifically provided in the Plan or as applicable law may otherwise require or as may be required under the terms of a qualified domestic relations order, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempts so to do shall be void, nor shall any such benefit be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Plan Committee shall find that any Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his or her benefits under the Plan, except as specifically provided in the Plan or as applicable law may otherwise require, then such benefit shall cease and terminate, and in that event the Plan Committee shall hold or apply the same to or for the benefit of such Member, Deferred Member or Beneficiary who is or may become entitled to benefits hereunder, his or her spouse, children, parents or other blood relatives, or any of them.

17.3 SOURCE OF BENEFIT PAYMENTS. Benefits under the Plan shall be payable only out of the Trust Fund, and the Company shall not have any legal obligation, responsibility or liability to make any direct payment of benefits under the Plan. Neither the Company nor the Trustee guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Company, except as specifically provided for herein.

17.4 PAYMENT OF EXPENSES. Direct charges and expenses arising out of the purchase or sale of securities and taxes levied on or measured by such transactions, and any investment management fees, with respect to any fund, may be paid in part by the Company. Any such charges, expenses, taxes and fees not paid by the Company shall be paid from the fund with respect to which they are incurred. An annual charge to the Trust Fund of up to 0.25% of the market value of the assets held by such Trust Fund shall be charged and applied to satisfy expenses incurred in conjunction with Plan administration, including, but not limited to, investment management, Trustee, record keeping, and audit fees; the Company shall pay all other expenses reasonably incurred in administering the Plan, including expenses of the Plan Committee, the Pension Fund Trust and Investment Committee, the Hardship Committee and the Trustee, such compensation to the Trustee as from time to time may be agreed between the Pension Fund Trust and Investment Committee and Trustee, fees for legal services, investment management and all taxes, if any.

17.5 RELIEF FROM LIABILITY. Except with respect to shares held in the Member's ESOP Account, the Plan is intended to constitute a Plan as described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. The Plan fiduciaries are relieved of any liability for any losses that are the direct and necessary result of investment instructions given by any Member, Deferred Member or Beneficiary.

17.6 UNIFORM ACTION BY CERTAIN COMMITTEES. Action by the Pension Administration Committee and the Hardship Committees shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which will discriminate in favor of any Members who are Highly Compensated Employees.

17.7 AMENDMENT OF PLAN. The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall (A) make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, Deferred Members and Beneficiaries, or (B) increase the duties of the Trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Member or Deferred Member with respect to contributions made on his or her behalf prior to the date of such amendment.

17.8 MERGER OR CONSOLIDATION OF PLAN. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or Deferred Member under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

17.9 TERMINATION OF PLAN. The Plan is entirely voluntary on the part of the Company. The Board of Directors reserves the right at any time to terminate the Plan, the trust agreement and the trust hereunder or to suspend, reduce or partially or completely discontinue contributions thereto. In the event of such termination or partial termination of the Plan or complete discontinuance of contributions, the interests of Members and Deferred Members shall automatically become nonforfeitable. In the event of such termination or partial termination or complete discontinuance, any forfeitures not previously applied in accordance with Article Five shall be credited ratably to the Accounts of all Members and Deferred Members in proportion to the amounts of Matching Company Contributions made under Article Five credited during the current calendar year, or, if no Matching Company Contributions have been made during the current calendar year, then in proportion to such Matching Company Contributions during the last previous calendar year during which such Matching Company Contributions were made.

17.10 HEADINGS AND WORD USAGE. The headings used in this Plan are used for convenience of reference and in the case of any conflict, the text of the Plan, rather than any headings, shall control. Words used in the singular are intended to include the plural, whenever appropriate.

17.11 CONSTRUCTION. The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable Federal laws.

                                   APPENDIX A

1. APPLICATION TO CAMERON & COLBY. This Appendix A shall apply solely with respect to Members who formerly were participants in the Cameron & Colby Co. Inc. Profit Sharing Plan (the "Cameron & Colby Plan") and with respect to whom amounts were transferred from the Cameron & Colby Plan to the Pre-Distribution ITT Plan.

2. WITHDRAWAL FROM SUPPLEMENTAL BEFORE-TAX ACCOUNT AND BASIC BEFORE-TAX INVESTMENT ACCOUNT. A Member Whose Basic Before-Tax Investment Account includes transfers from the Cameron & Colby Plan may only make withdrawals from his or her Basic Before-Tax Investment Account under Section 10.2 with the written consent of the Member's spouse on a form approved by the Plan Committee and witnessed by a notary public. Withdrawals from such Member's Basic After-Tax Investment Account, Supplemental After-Tax Investment Account, Supplemental Before-Tax Investment Account, Company Contribution Account and ESOP Account are not subject to this Section 10.2.

3.  TRANSFERRED CAMERON & COLBY PLAN ACCOUNTS.

         (A) Notwithstanding anything in Article Eleven to the contrary, the automatic form of distribution shall be a joint and 50% survivor annuity for married Members or Deferred Members whose Vested Share exceeds $3,500 and which is in whole or in part attributable to a direct transfer of account values from the Cameron & Colby Plan. The joint and 50% survivor annuity shall be the actuarial equivalent of such Member's or Deferred Member's Vested Share which is attributable to values transferred from the Cameron & Colby Plan and will provide an annuity for the life of the Member or Deferred Member with a survivor annuity for the life of the Member's or Deferred Member's spouse which is equal to one-half of the amount payable during their joint lives. The joint and 50% survivor annuity shall be provided by the Savings Plan Administrator purchasing a single premium non-transferable annuity contract from an insurance company. That portion of such Member's or Deferred Member's Vested Share not attributable to values transferred from the Cameron & Colby Plan shall be paid in accordance with Article Eleven of the Plan.

         (B) A Member or Deferred Member subject to this Section 3 may elect to defer distribution pursuant to Article Eleven or waive the automatic joint and 50% survivor annuity and elect one of the methods of distribution set forth in Article Eleven. A waiver and election must be consented to by the spouse of the Member and Deferred Member in writing and witnessed by a notary public. A waiver and election may be revoked with the written consent of the spouse at any time within the 90-day period ending with the commencement date of the alternative method of distribution.

ADDITIONAL PLAN INFORMATION

INVESTMENT EXPERIENCE

         Set forth below are the investment gains or losses, rounded to the nearest one-tenth of one percent, for The Hartford Company Stock Fund, the Hartford Life Company Stock Fund, the Index Fund, and the Stable Value Fund for the past five years:

                        THE            HARTFORD LIFE             INDEX FUND        STABLE VALUE
                     HARTFORD          COMPANY STOCK                                   FUND
                   COMPANY STOCK            FUND
                       FUND*                 **
                         %                   %                        %                  %
                     INCREASE             INCREASE                INCREASE           INCREASE
                    (DECREASE)           (DECREASE)              (DECREASE)         (DECREASE)
    1994                N/A                 N/A                      1.2                7.2

    1995               (2.7)                N/A                      37.3               6.8

    1996               43.3                 N/A                      22.4               6.5

    1997               39.7                22.2                      33.1               6.3

    1998               18.5                27.2                      28.4               6.2

*The Hartford Company Stock Fund was effective 12/19/95. Rates of return for 1995 are for the period 12/19/95-12/31/95.


The foregoing computations are provided solely for information and are not necessarily indicative of future performance.

**The Hartford Life Company Stock Fund was effective May 22, 1997.

ADDITIONAL FUND INFORMATION

Information regarding the Plan's investment funds noted above is available and may be obtained upon request during regular business hours. The investment experience for the other plan funds is contained in the Hartford Mutual Funds prospectus and will be contained in other documents supplied by the Hartford Mutual Funds. Copies of the current mutual fund prospectuses are available upon request by calling the ISP Information Line at 1-888-622-1200.

                                   SUMMARY OF
                      FEDERAL INCOME AND ESTATE TAX RULES

The following is a basic summary of our understanding of the current U.S. Federal income and estate tax rules applicable to the Plan (which is intended to qualify under both Sections 401(a) and 401(k) of the Internal Revenue Code). These Federal tax rules do not necessarily apply for state, local, foreign and possession tax purposes.

A Member's tax treatment will differ depending on the various elections he or she makes under the terms of the Plan and under the tax laws. Moreover, the applicable tax rules are complex and are subject to change and to IRS interpretation. Accordingly, we emphasize that Members should not rely on this summary but should consult their personal tax advisors as to the specific tax consequences.

1. CONTRIBUTIONS. That portion of a Member's Salary which he or she designates as a contribution to the Plan of After-Tax Savings is subject to Federal income tax for the year of contribution (and no offsetting tax deduction is available for such contribution). (Since After-Tax Savings are based on compensation that has been taxed, a Member is entitled to recover these amounts tax-free at withdrawal or distribution.)

By contrast, that portion of a Member's Salary which he or she designates as a contribution of Before-Tax Savings is not subject to Federal income tax for the year of contribution. (However, Before-Tax Savings are subject when earned to Social Security and unemployment taxes.)

Under Federal tax law, a Member cannot contribute more than a dollar amount that is indexed annually and is determined pursuant to Section 402(g) of the Internal Revenue Code, which amount is communicated to Members each year ($10,000 for 1999). Further, a Highly Compensated Employee is subject to certain additional limitations on the amounts he or she can contribute as either Before-Tax Savings or After-Tax Savings. Matching Company contributions are not subject to Federal income tax at the time of either contribution or vesting.

Income or gain derived by the Trust Fund from the investment or reinvestment of Member or Company contributions is not taxed currently to either the Member or the Trust Fund.

2. PLAN LOANS. No itemized deduction is allowed for interest on a Plan loan. A Member does not obtain a tax basis in interest payments on a Plan loan and thus cannot recover such amounts tax-free at the time of withdrawal or distribution.

If a Member defaults on a Plan loan during employment, he or she is treated as having made a withdrawal during employment of the outstanding loan balance and any accrued interest and, subject to certain exceptions, is subject to the tax rules in 3 below.

If a Member elects to have any Plan loan canceled at his or her Termination of Employment, he or she is treated as having received a distribution in cash in the amount of the outstanding loan balance and any accrued interest and, subject to certain exceptions, is subject to the rules in 4 below.

3. WITHDRAWAL DURING EMPLOYMENT. Under Federal tax law, a Member may recover an amount equal to his or her After-Tax Savings in the Plan on a tax-free basis (since these amounts were subject to tax in the year of contribution).

To the extent that a Member makes a non-hardship withdrawal from his or her Accounts in Contract I as permitted by Section 10.1 of the Plan, the withdrawal will be treated first as a tax-free recovery of the Member's previously-unrecovered After-Tax Savings made prior to January 1, 1987, if any, with the balance of the withdrawal from Contract I from being fully taxable. To the extent that a Member makes a non-hardship withdrawal from his or her Accounts in Contract II as permitted by Section 10.1 of the Plan, the withdrawal will be tax-free based on the ratio of the Member's previously-unrecovered After-Tax Savings made on or after January 1, 1987 to the total amounts held in Contract II. A 10% penalty tax will generally apply to the taxable portion of a withdrawal during employment prior to attaining age 59-1/2. Hardship withdrawals cannot be rolled over because they are not considered eligible rollover distributions.

4. LUMP SUM DISTRIBUTION AFTER TERMINATION OF EMPLOYMENT. A Member or Deferred Member who terminates employment with the Company and receives a lump sum distribution of his or her Accounts will be subject to taxation on the cash received and the cost (or value, if lower) of any The Hartford Stock or Hartford Life Stock distributed, as reduced by any previously unrecovered After- Tax Savings. Any appreciation on the distributed The Hartford Stock or Hartford Life Stock while it was held by the Trust Fund ("unrealized appreciation") will not be taxed until ultimate disposition of the shares and will constitute long-term capital gain. A Member or Deferred Member who terminates employment with the Company will not be taxed on unrealized appreciation on The Hartford Stock or Hartford Life Stock attributable to previously unrecovered After-Tax Savings, regardless of whether such amounts are distributed in a lump sum distribution. The Member may defer income tax on the unrealized appreciation on The Hartford Stock or Hartford Life Stock as long as the shares are retained.

A 10% penalty tax will generally apply to the taxable portion of a lump sum distribution (other than tax-deferred unrealized appreciation on a distribution of The Hartford Stock or Hartford Life Stock) unless the distribution follows Termination of Employment during or after the calendar year in which age 55 is attained, death or Disability or unless the Member or Deferred Member has attained age 59-1/2 at distribution or if the distribution is used for deductible medical expenses. The taxable portion of a lump sum distribution is subject to 20% Federal withholding tax.

         (A) FAVORABLE AVERAGING METHOD FOR LUMP SUM DISTRIBUTIONS. A Member or Deferred Member who has terminated employment with the Company and who has been an active Plan Member for at least 5 taxable years prior to the year of distribution may be eligible to compute his or her tax on the taxable portion of a lump sum distribution of all his or her Accounts under the favorable averaging method. If such Member or Deferred Member has attained age 59-1/2 at distribution, he or she may elect to apply the 5-year averaging method as based on the rules and rates in effect for the year of distribution. If such Member or Deferred Member attained age 50 before January 1, 1986, he or she may elect to apply either the 10-year averaging method as based on the rules and rates in effect for 1986 or the 5-year averaging method as based on the rules and rates in effect for the year of distribution. (The 10-year averaging method is generally more favorable than the 5-year averaging method except in the case of very large distributions.) A Member or Deferred Member may elect averaging treatment (under either the 5-year or 10-year method, but not both) for only one taxable year subsequent to 1986. Effective for distributions occurring on or after January 1, 2000, the 5-year averaging method is no longer available and only Members or Deferred Members who attained age 50 before January 1, 1986 may elect 10-year averaging.

         A 10% penalty tax will generally apply to the taxable portion of the distribution unless the distribution follows Termination of Employment during or after the calendar year in which age 55 is attained, death or Disability, or unless the Member or Deferred Member has attained age 59-1/2 at distribution or if the distribution is used for deductible medical expenses. The taxable portion of a lump sum distribution is subject to 20% Federal withholding tax. NOTE: The Member or Deferred Member should ensure that the favorable averaging method is available under current law, and that he or she qualifies for this favorable tax treatment, before actually employing it on his or her tax return.

         (B) ROLLOVER TREATMENT. A Member or Deferred Member may defer his or her tax and avoid 20% Federal withholding tax to the extent he or she elects to have all or a portion of the taxable portion of the distribution directly rolled over to an IRA or other qualified plan. A Member or Deferred Member who does not elect such a direct rollover may also defer his or her tax by rolling over the taxable distribution into an IRA or other qualified plan within 60 days of receipt of the distribution. In such a case, in order for the Member or Deferred Member to defer the full amount of his or her tax and obtain a refund of the 20% withholding tax, he or she must contribute an additional amount equal to the 20% that was withheld. The Member will be taxed to the extent any portion of the distribution is not rolled over. Any taxable portion not rolled over (other than certain tax-deferred unrealized appreciation on a distribution of The Hartford Stock, as previously discussed) will be taxed as ordinary income, and such portion will generally be subject to a 10% penalty tax, unless the distribution follows Termination of Employment during or after the calendar year in which age 55 is attained, death or Disability, or unless the Member or Deferred Member has attained age 59-1/2 at distribution or if the distribution is used for deductible medical expenses. A Member may roll over the proceeds of sale of all or a portion of The Hartford Stock distributed (except to the extent it represents After-Tax Savings) without recognition of gain (or loss) on such sale. Any taxable portion of the distribution not rolled over (and all subsequent distributions from the IRA) will not qualify for the favorable averaging method (provided such treatment is then allowed by law).

5. INSTALLMENT PAYOUTS AND LIFE EXPECTANCY OPTION PAYMENTS. In the case of a qualifying Member or Deferred Member who elects installment payouts or a Life Expectancy Option, a pro rata portion of a certain number of payments will represent a tax-free recovery of his or her previously unrecovered After-Tax Savings, if any, with the balance of each such payment taxable as ordinary income. The amount which is recovered each year depends upon the age of the Member or Deferred Member at the time payments begin. A 10% penalty tax will generally apply to the taxable portion of installment payouts (but not Life Expectancy Option Payments) until attainment of age 59-1/2, unless the distribution follows Termination of Employment during or after the calendar year in which age 55 is attained, death or Disability or if the distribution is used for deductible medical expenses. The taxable portion of installment payments payable for a specified period of at least 10 years and of life expectancy option payments is not eligible for rollover to an IRA or other qualified plan and is subject to 10% Federal tax withholding unless the recipient elects not to have withholding apply. The taxable portion of installment payments payable for a specified period of less than 10 years is eligible for rollover to an IRA or other qualified plan and is subject to 20% Federal tax withholding.

7. ESTATE TAXES AND TAXATION OF BENEFICIARIES. A Member's Accounts in the Plan are subject to Federal estate tax on death. However, an unlimited marital deduction is available to the extent that either a lump sum or non-terminable interest in installment payments is distributable (directly or under a qualifying trust) to the Member's spouse.

For Federal income tax purposes, distributions will be taxed to a Beneficiary in substantially the same manner as if they had been distributed to the Member at the time of his or her death. A Member's spouse, as Beneficiary, may defer income tax on a lump sum distribution payable upon the Member's death to the extent that he or she rolls over all or part of the taxable portion of the distribution into an IRA within 60 days of receipt of the distribution (or in a direct rollover to an individual retirement account or individual retirement annuity to the extent permitted by the Plan.).